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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                       ----------------------------------


                                   FORM 8-K/A
                                (AMENDMENT NO. 2)

                                 CURRENT REPORT

                       PURSUANT TO SECTION 13 OR 15(d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934

        Date of Report (Date of earliest event reported): AUGUST 31, 2001



                           LASER VISION CENTERS, INC.
             (Exact name of registrant as specified in its charter)


     DELAWARE                       1-10629                    43-1530063
  (State or other              (Commission File             (I.R.S. Employer
  jurisdiction of                   Number)                  Identification
   organization)                                                 Number)


540 MARYVILLE CENTRE DR., SUITE 200
         ST. LOUIS, MISSOURI                                     63141
(Address of principal executive offices)                       (Zip Code)


       Registrant's telephone number, including area code: (314) 434-6900



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         Reference is made to the Current Report on Form 8-K, dated August 31, 2001, filed by Laser Vision Centers, Inc. ("LVCI") on September 9, 2001 announcing the acquisition by LVCI on August 31, 2001 of substantially all of the assets and certain selected liabilities of Clear Vision Laser Centers, Inc. ("Clearvision"), as amended by the Form 8-K/A filed on October 11, 2001. This Amendment No. 2 amends the historical financial statements of Clearvision previously filed on October 11, 2001.

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS

         (a) Financial Statements of Business Acquired. The following historical financial statements of Clearvision are filed herewith:

                  (1) Report of Independent Public Accountants.

                  (2) Consolidated Balance Sheets as of December 31, 2000 and 1999.

                  (3) Consolidated Statements of Operations for the Years Ended December 31, 2000, 1999 and 1998.

                  (4) Consolidated Statements of Stockholders' Equity (Deficit) for the Years Ended December 31, 2000, 1999 and 1998.

                  (5) Consolidated Statements of Cash Flows for the Years Ended December 31, 2000, 1999 and 1998.

                  (6) Notes to Consolidated Financial Statements.

                  (7) Condensed Consolidated Balance Sheets as of June 30, 2001 and December 31, 2000 (Unaudited).

                  (8) Condensed Consolidated Statements of Operations for the Six Months Ended June 30, 2001 and 2000 (Unaudited).

                  (9) Condensed Consolidated Statements of Cash Flows for the Six Months Ended June 30, 2001 and 2000 (Unaudited).

                  (10) Notes to Condensed Consolidated Financial Statements (Unaudited).


         (c) Exhibits. See Exhibit Index.

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS


To the Board of Directors and Stockholders of ClearVision Laser Centers, Inc.:

We have audited the consolidated balance sheets of CLEARVISION LASER CENTERS, INC. (a Nevada corporation) AND SUBSIDIARIES as of December 31, 2000 and 1999, and the related consolidated statements of operations, stockholders' equity (deficit) and cash flows for each of the three years in the period ended December 31, 2000. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States and in Canada. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of ClearVision Laser Centers, Inc. and subsidiaries as of December 31, 2000 and 1999, and the results of their operations and their cash flows for each of the three years in the period ended December 31, 2000, in conformity with accounting principles generally accepted in the United States.

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1 to the consolidated financial statements, the Company has suffered recurring losses from operations and has a net capital deficiency that raises substantial doubt about its ability to continue as a going concern. Management's plans in regard to these matters are also described in Note 1. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ Arthur Andersen LLP
Denver, Colorado,
March 9, 2001.

COMMENTS BY AUDITORS ON UNITED STATES-CANADA REPORTING DIFFERENCE

In Canada, reporting standards for auditors do not permit the addition of an explanatory paragraph when the financial statements account for, disclose and present in accordance with generally accepted accounting principles conditions and events that cast substantial doubt on the company's ability to continue as a going concern. Although our audits were conducted in accordance with both United States and Canadian generally accepted auditing standards, our report to the shareholders dated March 9, 2001 is expressed in accordance with United States reporting standards which require a reference to such conditions and events in the auditors' report.

/s/ Arthur Andersen LLP
Denver, Colorado,
March 9, 2001.

                CLEARVISION LASER CENTERS, INC. AND SUBSIDIARIES

                           CONSOLIDATED BALANCE SHEETS

                        AS OF DECEMBER 31, 2000 AND 1999

                                     ASSETS                            2000                1999
                                                                   ------------      -------------
CURRENT ASSETS:
     Cash and cash equivalents                                     $  1,262,986      $   6,012,550
     Trade accounts receivable, net of allowance for doubtful
         accounts of $1,711,000 and $1,067,000, respectively            522,512          1,687,044
     Other receivables                                                  312,998                  -
     Prepaid royalty cards                                              254,050          1,087,320
Deferred tax asset                                                            -            616,000
Other current assets                                                    210,693            398,812
                                                                   ------------      -------------
                  Total current assets                                2,563,239          9,801,726

PROPERTY AND EQUIPMENT:                                              19,166,810         17,333,767
     Less-accumulated depreciation and amortization                 (12,036,452)        (7,515,511)
                                                                   ------------      -------------
                  Property and equipment, net                         7,130,358          9,818,256
                                                                   ------------      -------------
OTHER NON-CURRENT ASSETS:
     Non-compete agreements, less accumulated
         amortization of $556,772 and $375,256, respectively                  -            389,781
     Goodwill, less accumulated amortization of $257,039
         and $139,934, respectively                                           -            602,266
     Investments in unconsolidated affiliates                           459,032            347,737
     Deferred tax assets                                                      -          2,567,000
     Other non-current assets                                           243,555            157,547
                                                                   ------------      -------------
                  Total other non-current assets                        702,587          4,064,331
                                                                   ------------      -------------
TOTAL ASSETS                                                       $ 10,396,184      $  23,684,313
                                                                   ============      =============


                 The accompanying notes to financial statements are an integral part of these consolidated balance sheets.

                CLEARVISION LASER CENTERS, INC. AND SUBSIDIARIES

                           CONSOLIDATED BALANCE SHEETS

                        AS OF DECEMBER 31, 2000 AND 1999

LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)                                 2000               1999
                                                                           ------------       ------------
CURRENT LIABILITIES:
     Accounts payable                                                      $  3,954,087       $  5,260,580
     Patient deposits                                                           106,591             84,526
     Accrued interest payable                                                   149,969            108,941
     Accrued expenses                                                           906,970            924,992
     Current maturities of revolving lines
         of credit and notes payable - affiliate (Note 4)                       382,808            106,950
     Current maturities of long-term debt and capitalized
         lease obligations (Notes 7 and 8)                                    4,831,893          2,565,306
     Other current liabilities                                                  158,685                  -
                                                                           ------------       ------------
                  Total current liabilities                                  10,491,003          9,051,295
                                                                           ------------       ------------
LONG-TERM LIABILITIES:
     Revolving lines of credit- affiliate (Note 4)                                    -             69,841
     Notes payable - related parties (Notes 4 and 11)                         1,544,572                  -
     Bank line of credit and other long-term debt (Note 7)                       20,457          1,574,564
     Capitalized lease obligations (Notes 4 and 8)                              364,154          1,828,089
                                                                           ------------       ------------
                  Total long-term liabilities                                 1,929,183          3,472,494
                                                                           ------------       ------------
SERIES A-1 REDEEMABLE PREFERRED STOCK (Note 10)                              21,780,526         19,367,010

MINORITY INTEREST IN CONSOLIDATED SUBSIDIARY                                          -            449,869

COMMITMENTS AND CONTINGENCIES (Notes 7, 8 and 14)

STOCKHOLDERS' EQUITY (DEFICIT):
     Series A-2 convertible preferred stock, no par value, 20,000,000
         shares authorized; 4,205,474 shares issued and outstanding          27,468,024         27,468,024
     Common stock, $.001 par value; 72,000,000 shares authorized;
         2,220,271 and 2,181,521 shares issued and 2,074,021 and
         2,035,271 shares outstanding, respectively                               2,220              2,182
     Additional paid-in capital (deficit)                                   (32,984,757)       (33,149,040)
     Warrants outstanding                                                     3,056,797          3,007,684
     Common stock held in treasury, at cost (146,250 shares)                 (1,302,300)        (1,302,300)
     Accumulated deficit                                                    (20,044,512)        (4,682,905)
                                                                           ------------       ------------
                  Total stockholders' deficit                               (23,804,528)        (8,656,355)
                                                                           ------------       ------------
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)                       $ 10,396,184       $ 23,684,313
                                                                           ============       ============

                 The accompanying notes to financial statements are an integral part of these consolidated balance sheets.

                CLEARVISION LASER CENTERS, INC. AND SUBSIDIARIES

                      CONSOLIDATED STATEMENTS OF OPERATIONS

              FOR THE YEARS ENDED DECEMBER 31, 2000, 1999 AND 1998

                                                                    2000                1999               1998
                                                                 ------------       ------------       ------------
REVENUE:
     Professional medical services revenue, net                  $ 28,295,530       $ 38,294,939       $ 27,092,191
     Other revenue                                                    820,968            651,681              7,413
                                                                 ------------       ------------       ------------
                      Total revenue                                29,116,498         38,946,620         27,099,604

COST OF REVENUE:
     Royalty fees and medical supplies                              7,572,473         13,022,810          9,274,556
     Salaries and wages                                             5,045,597          4,360,206          2,165,778
     Depreciation and amortization                                  5,261,868          3,924,327          2,573,861
     Other cost of revenue                                          5,493,282          5,247,961          2,690,452
                                                                 ------------       ------------       ------------
                  Total cost of revenue                            23,373,220         26,555,304         16,704,647
                                                                 ------------       ------------       ------------
     Gross profit                                                   5,743,278         12,391,316         10,394,957

SELLING, GENERAL AND ADMINISTRATIVE
     EXPENSES:

         Salaries and wages (exclusive of compensation
              expense - recapitalization shown below)               6,818,391          5,193,463          2,427,162
         Compensation expense - Recapitalization (Note 11)             79,459          3,821,168                  -
         Advertising and marketing                                  3,515,567          3,482,214          2,480,685
         Depreciation and amortization                                410,750            243,681            104,970
         Asset impairment (Note 2)                                    683,131                  -                  -
         Restructuring costs                                          748,403                  -                  -
         Other selling, general and administrative                  2,826,174          2,566,241          1,596,784
                                                                 ------------       ------------       ------------
                  Total selling, general and administrative
                      expenses                                     15,081,875         15,306,767          6,609,601
                                                                 ------------       ------------       ------------
     Income (loss) from operations                                 (9,338,597)        (2,915,451)         3,785,356
                                                                 ------------       ------------       ------------

OTHER INCOME (EXPENSES):
     Equity in income of investees, net                               230,982            172,762            123,980
         Minority interest                                                  -           (414,483)          (186,015)
         Interest expense - affiliate                                (310,575)          (430,373)          (737,885)
     Other interest expense                                          (497,755)          (419,569)          (313,907)
     Other income, net                                                154,158            132,185             26,857
                                                                 ------------       ------------       ------------
                  Total other expenses                               (423,190)          (959,478)        (1,086,970)
                                                                 ------------       ------------       ------------
     Income (loss) before income taxes                             (9,761,787)        (3,874,929)         2,698,386
     Income tax (expense) benefit                                  (3,186,303)         1,635,000            777,000
                                                                 ------------       ------------       ------------
NET INCOME (LOSS)                                                 (12,948,090)        (2,239,929)         3,475,386

DIVIDENDS AND ACCRETION OF
     REDEEMABLE PREFERRED STOCK                                    (2,413,517)        (1,041,610)                 -
                                                                 ------------       ------------       ------------
NET INCOME (LOSS) ATTRIBUTABLE TO
     COMMON STOCK                                                $(15,361,607)      $ (3,281,539)      $  3,475,386
                                                                 ============       ============       ============
EARNINGS (LOSS) PER SHARE:
     Basic                                                       $      (6.95)      $      (0.93)      $       0.72
                                                                 ============       ============       ============
     Diluted                                                     $      (6.95)      $      (0.93)      $       0.64
                                                                 ============       ============       ============

                 The accompanying notes to financial statements
             are an integral part of these consolidated statements.

                CLEARVISION LASER CENTERS, INC. AND SUBSIDIARIES

            CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY (DEFICIT)

              FOR THE YEARS ENDED DECEMBER 31, 2000, 1999 AND 1998

                                                                                        Series A
                                                    Common Stock                     Preferred Stock
                                              --------------------------          ------------------------
                                                Shares          Amount            Shares          Amount         Warrants
                                              ---------      -----------          -------      -----------      -----------
BALANCE, December 31, 1997                    4,696,916      $     4,697          103,093      $       103      $   979,045
     Sale of common stock                        10,000               10                -                -                -
     Exercise of stock options                      325                -                -                -                -
     Exercise of warrants by
          non-employees (Note 12)                84,000               84                -                -           (8,641)
     Shares issued in exchange for
          equipment                               1,867                2                -                -                -
     Warrants cancelled or forfeited                  -                -                -                -          (24,149)
     Non-cash compensation from stock
          options (Note 12)                           -                -                -                -                -
     Warrants issued to non-employees                 -                -                -                -                -
     Issuance of common stock in
          connection with acquisition
          of business (Note 3)                   25,000               25                -                -                -
     Issuance of common stock in
          connection with
          non-compete agreement (Note 6)          7,994                8                -                -                -
     Warrants issued in connection
          with acquisition of business
          (Note 3)                                    -                -                -                            79,800
     Repurchase of common stock
          (56,250 shares) (Note 4)                    -                -                -                -                -
     Net income                                       -                -                -                -                -
                                              ---------      -----------          -------      -----------      -----------
BALANCE, December 31, 1998                    4,826,102      $     4,826          103,093      $       103      $ 1,026,055
                                              =========      ===========          =======      ===========      ===========


                                             Additional
                                               Paid-in        Treasury          Accumulated
                                              Capital           Stock            Deficit             Total
                                            -----------      -----------       -----------      ------------
BALANCE, December 31, 1997                  $ 3,499,636      $         -       $(4,876,752)     $   (393,271)
     Sale of common stock                        49,990                -                 -            50,000
     Exercise of stock options                    1,300                -                 -             1,300
     Exercise of warrants by
          non-employees (Note 12)               113,621                -                 -           105,064
     Shares issued in exchange for
          equipment                              13,998                -                 -            14,000
     Warrants cancelled or forfeited             24,149                -                 -                 -
     Non-cash compensation from stock
          options (Note 12)                      48,725                -                 -            48,725
     Warrants issued to non-employees            69,986                -                 -            69,986
     Issuance of common stock in
          connection with acquisition
          of business (Note 3)                  124,975                -                 -           125,000
     Issuance of common stock in
          connection with
          non-compete agreement (Note 6)         39,962                -                 -            39,970
     Warrants issued in connection
          with acquisition of business
          (Note 3)                                    -                -                              79,800
     Repurchase of common stock
          (56,250 shares) (Note 4)                    -         (225,000)                -          (225,000)
     Net income                                       -                -         3,475,386         3,475,386
                                            -----------      -----------       -----------      ------------
BALANCE, December 31, 1998                  $ 3,986,342      $  (225,000)      $(1,401,366)     $  3,390,960
                                            ===========      ===========       ===========      ============





                 The accompanying notes to financial statements
             are an integral part of these consolidated statements.

                CLEARVISION LASER CENTERS, INC. AND SUBSIDIARIES

            CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY (DEFICIT)

              FOR THE YEARS ENDED DECEMBER 31, 2000, 1999 AND 1998

                                                                                Series A                     Series A-2
                                               Common Stock                  Preferred Stock              Preferred Stock
                                         ------------------------         ------------------------     --------------------------
                                           Shares         Amount           Shares         Amount         Shares        Amount
                                         ---------      ---------         --------      ----------     ---------    -------------
BALANCE, December 31, 1998                4,826,102     $   4,826          103,093      $      103             -    $           -
     Recapitalization (Note 11)-
     Conversion of promissory
          notes to common stock             76,666             77                -               -             -                -
     Conversion of preferred
          stock into common stock          103,000            103         (103,093)           (103)            -                -
     Issuance of series A-2
          preferred stock, net
          of offering costs of
          $1,248,639                             -              -                -               -     3,787,764       25,947,506
     Acquisition of common
          stock                         (3,088,877)        (3,089)               -               -             -                -
     Cash settlement of warrants                 -              -                -               -             -                -
     Warrants issued to
         non- employees                          -              -                -               -             -       (1,478,647)
     Warrants issued to employees                -              -                -               -             -                -
     Warrants issued to
          non-employees (Note 12)                -              -                -               -             -                -
     Exercise of warrants by
          non-employees, including
          tax benefit of $649,000          261,750            262                -               -             -                -
     Non-cash compensation from
          stock options (Note 12)                -              -                -               -             -                -
     Exercise of stock options               2,880              3                -               -             -                -
     Management and Services
          Agreement (Note 4) -
              Common stock reacquired
              (90,000 shares)                    -              -                -               -             -                -
              Issuance of warrants               -              -                -               -             -                -
     Warrants cancelled or forfeited             -              -                -               -             -                -
     Sale of Series A-2 preferred stock          -              -                -               -       417,710        2,999,165
     Dividends and accretion of
          redeemable preferred stock             -              -                -               -             -                -
     Net loss                                    -              -                -               -             -                -
                                         ---------      ---------         --------      ----------     ---------    -------------
BALANCE, December 31, 1999               2,181,521      $   2,182                -      $        -     4,205,474    $  27,468,024
                                         =========      =========         ========      ==========     =========    =============


                                                               Additional
                                                                 Paid-in          Treasury         Accumulated
                                              Warrants           Capital           Stock            Deficit             Total
                                            ------------      ------------      ------------      ------------      ------------
BALANCE, December 31, 1998                  $  1,026,055      $  3,986,342      $   (225,000)     $ (1,401,366)     $  3,390,960
     Recapitalization (Note 11)-
     Conversion of promissory
          notes to common stock                        -           229,923                 -                 -           230,000
     Conversion of preferred
          stock into common stock                      -                 -                 -                 -                 -
     Issuance of series A-2
          preferred stock, net
          of offering costs of
          $1,248,639                                   -                 -                 -                 -        25,947,506
     Acquisition of common
          stock                                        -       (36,970,767)                -                 -       (36,973,856)
     Cash settlement of warrants                (756,209)       (2,242,554)                -                 -        (2,998,763)
     Warrants issued to
         non-employees                         2,465,097                 -                 -                 -           986,450
     Warrants issued to employees                 84,825                 -                 -                 -            84,825
     Warrants issued to
          non-employees (Note 12)                 55,220                 -                 -                 -            55,220
     Exercise of warrants by
          non-employees, including
          tax benefit of $649,000               (195,527)        1,785,375                 -                 -         1,590,110
     Non-cash compensation from
          stock options (Note 12)                      -            44,232                 -                 -            44,232
     Exercise of stock options                         -            15,883                 -                 -            15,886
     Management and Services
          Agreement (Note 4) -
              Common stock reacquired
              (90,000 shares)                          -                 -        (1,077,300)                -        (1,077,300)
              Issuance of warrants               332,190                 -                 -                 -           332,190
     Warrants cancelled or forfeited              (3,967)            2,526                 -                 -            (1,441)
     Sale of Series A-2 preferred stock                -                 -                 -                 -         2,999,165
     Dividends and accretion of
          redeemable preferred stock                   -                 -                 -        (1,041,610)       (1,041,610)
     Net loss                                          -                 -                 -        (2,239,929)       (2,239,929)
                                            ------------      ------------      ------------      ------------      ------------
BALANCE, December 31, 1999                  $  3,007,684      $(33,149,040)     $ (1,302,300)     $ (4,682,905)     $ (8,656,355)
                                            ============      ============      ============      ============      ============


                 The accompanying notes to financial statements
             are an integral part of these consolidated statements.

                CLEARVISION LASER CENTERS, INC. AND SUBSIDIARIES

            CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY (DEFICIT)

              FOR THE YEARS ENDED DECEMBER 31, 2000, 1999 AND 1998

                                                                               Series A                Series A-2
                                                  Common Stock              Preferred Stock          Preferred Stock
                                             -------------------------     ----------------       -------------------------
                                               Shares         Amount       Shares    Amount         Shares         Amount
                                             ---------     -----------     -------   ------       ---------     -----------
BALANCE, December 31, 1999                   2,181,521     $     2,182           -   $    -       4,205,474     $27,468,024
     Warrants issued to employees and
          non-employees (Note 12)                    -               -           -        -               -               -
     Exercise of warrants by
          non-employees                          3,950               3           -        -               -               -
     Warrants exercised in exchange
          for $100,000 promissory note          25,000              25           -        -               -               -
     Exercise of stock options                   9,800              10           -        -               -               -
     Non-cash compensation from
          stock options                              -               -           -        -               -               -
     Warrants cancelled or forfeited                 -               -           -        -               -               -
     Dividends and accretion of
          redeemable preferred stock                 -               -           -        -               -               -
     Net loss                                        -               -           -        -               -               -
                                             ---------     -----------     -------   ------       ---------     -----------
BALANCE, December 31, 2000                   2,220,271     $     2,220           -   $    -       4,205,474     $27,468,024
                                             =========     ===========     =======   ======       =========     ===========

                                                          Additional
                                                           Paid-in        Treasury        Accumulated
                                             Warrants      Capital          Stock           Deficit                Total
                                           -----------  -------------    -----------      ------------         ------------
BALANCE, December 31, 1999                 $ 3,007,684  $ (33,149,040)   $(1,302,300)     $ (4,682,905)        $ (8,656,355)
     Warrants issued to employees and
          non-employees (Note 12)              132,064              -              -                 -              132,064
     Exercise of warrants by
          non-employees                              -         18,922              -                 -               18,925
     Warrants exercised in exchange
          for $100,000 promissory note         (17,448)        17,423              -                 -                    -
     Exercise of stock options                       -         48,490              -                 -               48,500
     Non-cash compensation from
          stock options                              -         37,500              -                 -               37,500
     Warrants cancelled or forfeited           (65,503)        41,948              -                 -              (23,555)
     Dividends and accretion of
          redeemable preferred stock                 -              -              -        (2,413,517)          (2,413,517)
     Net loss                                        -              -              -       (12,948,090)         (12,948,090)
                                           -----------  -------------    -----------      ------------         ------------
BALANCE, December 31, 2000                 $ 3,056,797  $ (32,984,757)   $(1,302,300)     $(20,044,512)        $(23,804,528)
                                           ===========  =============    ===========      ============         ============


                 The accompanying notes to financial statements
             are an integral part of these consolidated statements.

                CLEARVISION LASER CENTERS, INC. AND SUBSIDIARIES

                      CONSOLIDATED STATEMENTS OF CASH FLOWS

              FOR THE YEARS ENDED DECEMBER 31, 2000, 1999 AND 1998

                                                                       2000              1999             1998
                                                                   ------------      ------------      ------------
CASH FLOWS FROM OPERATING ACTIVITIES:
    Net income (loss)                                              $(12,948,090)     $ (2,239,929)     $  3,475,386
    Adjustments to reconcile net income (loss) to net
        cash from operating activities-
           Amortization of non-compete agreements
               and goodwill                                             298,621           333,681           299,962
           Depreciation and amortization                              5,373,997         3,834,327         2,353,779
           Allowance for doubtful accounts                              644,317           437,534           240,000
           Asset impairment                                             683,131                 -                 -
           Equity in income of investees                               (230,982)         (172,762)         (123,980)
           Loss on disposal of fixed assets                              40,885                 -                 -
           Gain from Management and Services Agreement
               (Note 4)                                                (294,160)         (235,327)                -
           Warrants issued to non-employees                              29,050            55,220            69,986
           Non-cash compensation for employee warrants                   79,459            83,385                 -
           Non-cash compensation for employee options                    37,500            44,232            48,725
           Minority interest                                                  -           414,483           186,015
           Deferred tax provision (benefit)                           3,183,000        (1,527,000)       (1,007,000)
           Distributions from unconsolidated affiliates                 115,887           151,259            72,586
    Effect of changes in operating assets and liabilities-
        Trade accounts receivable                                       520,215          (791,317)       (1,017,567)
        Other receivables                                              (312,998)                -                 -
        Prepaid royalty cards                                           833,270          (320,710)         (263,355)
        Other current assets                                            188,119           (62,032)         (300,700)
        Other non-current assets                                        (86,008)          (43,111)          (72,301)
        Accounts payable                                             (1,306,493)        2,247,395         1,554,779
        Patient deposits                                                 22,065           (61,890)           57,510
        Accrued interest payable                                         41,028           (23,013)          (49,893)
        Accrued expenses                                                434,824          (177,491)          582,148
                                                                   ------------      ------------      ------------
           Net cash provided by (used in) operating activities       (2,653,363)        1,946,934         6,106,080
                                                                   ------------      ------------      ------------
CASH FLOWS FROM INVESTING ACTIVITIES:
    Notes receivable - related party                                          -            52,666                 -
    Purchase of property and equipment, net                          (1,944,271)       (5,372,446)       (3,421,267)
    Sale of property and equipment                                      166,000                 -                 -
    Distribution from unconsolidated affiliates                           3,800            69,472           176,136
    Purchase of Laser Northwest                                               -          (803,135)                -
    Purchase of minority interest in subsidiary                        (439,575)                -                 -
                                                                   ------------      ------------      ------------
           Net cash used in investing activities                     (2,214,046)       (6,053,443)       (3,245,131)
                                                                   ------------      ------------      ------------

                 The accompanying notes to financial statements
             are an integral part of these consolidated statements.

                CLEARVISION LASER CENTERS, INC. AND SUBSIDIARIES

                      CONSOLIDATED STATEMENTS OF CASH FLOWS

              FOR THE YEARS ENDED DECEMBER 31, 2000, 1999 AND 1998

                                                                       2000              1999              1998
                                                                   ------------      ------------      ------------
CASH FLOWS FROM FINANCING ACTIVITIES:
    Recapitalization transaction-
        Proceeds from issuance of Series A-1 Redeemable
           Preferred Stock                                         $          -      $ 18,143,390    $            -
        Proceeds from issuance of Series A-2 Convertible
           Preferred Stock                                                    -        27,196,146                 -
        Transaction costs from the issuance of
           preferred stock                                                    -        (2,081,030)                -
        Cash redemption of common stock                                       -       (36,973,856)                -
        Cash redemption of warrants                                           -        (2,998,763)                -
    Proceeds from line of credit                                              -         1,090,000                 -
    Proceeds from notes payable - related parties                       909,000                 -                 -
    Net repayments under working capital lines of credit and
        other payables - affiliate                                     (107,124)         (482,485)         (270,594)
    Payments on notes payable                                                 -                 -          (391,338)
    Proceeds from long-term debt                                      3,211,318                 -         1,969,141
    Payments on long-term debt and capital lease obligations         (3,962,774)       (2,372,264)       (1,951,874)
    Proceeds from issuance of common stock                                    -                 -            50,000
    Purchase of treasury stock                                                -                 -          (225,000)
    Proceeds from exercise of options                                    48,500            15,886             1,300
    Proceeds from exercise of warrants                                   18,925           941,110           105,064
    Distribution to minority interest                                         -          (150,629)                -
    Sale of Series A-1 and A-2 preferred stock                                -         5,000,000                 -
                                                                   ------------      ------------      ------------
           Net cash provided by (used in) financing activities          117,845         7,327,505          (713,301)
                                                                   ------------      ------------      ------------
NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS                 (4,749,564)        3,220,996         2,147,648
CASH AND CASH EQUIVALENTS, beginning of year                          6,012,550         2,791,554           643,906
                                                                   ------------      ------------      ------------
CASH AND CASH EQUIVALENTS, end of year                             $  1,262,986      $  6,012,550      $  2,791,554
                                                                   ============      ============      ============
SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION:
        Interest paid during the year                              $    767,301      $    768,372      $  1,001,899
                                                                   ============      ============      ============
SUPPLEMENTAL DISCLOSURES OF NON-CASH
    INVESTING AND FINANCING ACTIVITIES:
        Equipment acquired under capital lease
           obligations and notes payable                           $    948,713      $  2,956,800      $    583,687
                                                                   ============      ============      ============
        Common stock issued in connection with
           non-compete agreement (Note 6)                          $          -      $          -      $     39,970
                                                                   ============      ============      ============
        Common stock issued in connection with
           acquisition of businesses (Note 3)                      $          -      $          -      $    125,000
                                                                   ============      ============      ============
        Warrants issued in connection with acquisition
           of a business (Note 6)                                  $          -      $          -      $     79,800
                                                                   ============      ============      ============
        Common stock issued in exchange for equipment              $          -      $          -      $     14,000
                                                                   ============      ============      ============
        Conversion of promissory notes to common stock             $          -      $    230,000      $          -
                                                                   ============      ============      ============
        Accretion of Series A-1 Preferred Stock                    $    255,605      $    133,023      $          -
                                                                   ============      ============      ============
        Accrued dividends on Series A-1 Preferred Stock            $  1,105,272      $    908,587      $          -
                                                                   ============      ============      ============
        Dividend issue of Series A-1 Preferred Stock               $  1,961,226      $          -      $          -
                                                                   ============      ============      ============

                 The accompanying notes to financial statements
             are an integral part of these consolidated statements.

                CLEARVISION LASER CENTERS, INC. AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                 FOR THE YEARS ENDED DECEMBER 31, 2000 and 1999

1.       NATURE OF ORGANIZATION:

ClearVision Laser Centers, Inc. (together with its subsidiaries, the "Company"), a Nevada corporation, was established in 1995 to develop and operate excimer laser vision correction centers throughout the United States. The Company's current operations are concentrated in the West Coast, Rocky Mountain, Midwest and Southern regions of the United States. The Company contracts with independent ophthalmologists and optometrists ("doctors") for the use of its centers. The excimer laser can be used to treat refractive optical disorders such as nearsightedness, farsightedness and astigmatism to eliminate or reduce the need for corrective lenses. For each of its owned centers, the Company manages the daily operations and provides all of the necessary services and equipment, other than those professional services performed by a doctor. In addition, the Company provides a broad range of related services, including doctor and staff training, technical support services and maintenance, and advertising and marketing programs and services.

Risks and Uncertainties

The Company competes with several other providers of fixed-site and mobile laser centers. The viability of the Company is dependent upon, among other things, the Company's ability to attract and retain commitments of doctors who perform laser vision correction procedures, and its ability to obtain new or enhanced medical devices or advanced technology as it is developed. The Company and its operations are subject to numerous federal, state and local laws, rules and regulations, many of which are subject to varying interpretations. As a result, the potential reach of the laws is uncertain, and some of the Company's activities could be challenged, which could require changes to certain of the Company's legal or fee structure or curtailment of certain of its business activities.

Liquidity and Capital Resources

The accompanying consolidated financial statements have been prepared assuming the Company will continue as a going concern. However, since its inception and through December 31, 2000, the Company has generated net losses totaling $16,589,385, including net losses of $12,948,090 and $2,239,929 for the years ended December 31, 2000 and 1999, respectively. Additionally, the Company had a net use of cash from operations of $2,653,363 for the year ended December 31, 2000.

The laser vision correction industry has experienced a significant increase in competition, including competition from discount providers, which has had a material negative impact on the Company's results of operations. Beginning in the third quarter of 2000, management has implemented significant cost saving measures, including a reduction in the Company's workforce and consolidation of Company facilities. The Company incurred $748,403 for severance payments, the closure of under-performing sites and the elimination of excess lease space, which is reflected as restructuring costs in the accompanying statement of operations for the year ended December 31, 2000. Management continues to evaluate and implement additional cost reduction measures.

2.       SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:

Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, disclosure of contingent assets and liabilities, as well as the reported amounts of revenue and expenses. Actual results could differ from those estimates.

Basis of Consolidation

The consolidated financial statements include the accounts of ClearVision Laser Centers, Inc. and its wholly and majority-owned subsidiaries. The 44.6% interest in one subsidiary that was not owned by the Company as of December 31, 1999, is presented as a minority interest in the accompanying consolidated financial statements. Effective January 1, 2000, the Company acquired the minority interest for $439,575. The $10,294 book value of the minority interest in excess of the purchase price was recorded as a reduction of goodwill. All significant intercompany accounts and transactions have been eliminated.

ClearVision does not have any ownership interest in, and does not consolidate the accounts of, any medical practices that contract for the use of its laser vision correction centers. Under its contractual arrangements with independent doctors, the Company's revenue is a variable percentage (based on the number of procedures performed by the doctor during the applicable month) of the procedure fee charged to the patient or a fixed fee per procedure performed by the doctor. The Company's revenue is reduced in certain instances if the Company and the doctor agree, in advance of the procedure, to reduce the procedure fee charged to the patient. The Company's agreements with the doctors generally provide for an initial term of one to three years with automatic one-year renewal periods until either party provides at least ninety days written notice to the other of its desire to terminate the agreement.

The Company performs the billing process, as agent, for certain doctors who contract directly with the insurance companies. The doctors and the Company are each at risk with respect to their portion of the procedure fee charged to the patient.

Investments in Unconsolidated Affiliates

The Company accounts for its investments in less than 50% owned entities using the equity method of accounting. Under the equity method of accounting, the Company recognizes, in its financial statements, its proportionate share of the income and losses of each investee. The Company's investment balances represent its initial investments, adjusted for its proportionate share of the investees' income or losses and distributions received from the investees. The Company's investments consist of the following (together, "the LeaseCos"):

Colorado Excimer Leasing-1, LLC     CEL, a limited liability company, was formed
                                    in February 1995. As of December 31, 2000,
                                    1999 and 1998, the Company owned a 37.3% interest in CEL.

Utah Excimer Leasing, LLC           UEL, a limited liability company, was formed
                                    in September 1995. As of December 31, 2000,
                                    1999 and 1998, the Company owned a 49.1% interest in UEL.

Southern Colorado Excimer           SCEL, a limited liability company, was
Leasing, LLC                        formed in October 1995. As of December 31,
                                    2000, 1999 and 1998, the Company owned an 18% interest in SCEL.

The LeaseCos were formed primarily to raise capital for the acquisition of lasers and other equipment used by the Company. The ownership interest in each of the LeaseCos that is not held by the Company is held by certain individual doctors who utilize the Company's centers. The LeaseCos obtained third-party lease financing for lasers and other equipment which were then leased to the Company for use in its centers (Note 4).

The following table summarizes financial information for the LeaseCos, for the years ended December 31, 2000, 1999 and 1998, respectively:

                                      2000           1999          1998
                                  ----------     ----------     ----------
Rental Income                     $  735,393     $  994,012     $1,533,237
Interest Income                       33,933        169,857         95,162
Interest Expense                      23,267        110,849        193,671
Net Income                           577,786        479,744        490,268
Total Assets                       1,342,091      1,071,489      2,395,307
Capitalized Lease Obligations              -        263,672      1,169,453
Total Members' Capital             1,134,895        581,689        902,593

Cash Equivalents

The Company considers all highly liquid investments with an original maturity of 90 days or less to be cash equivalents. Cash equivalents are composed of money market funds, which are stated at cost and approximate market.

Trade Accounts Receivable

Trade accounts receivable consists of amounts due from doctors for their use of the Company's centers, or from insurance companies in cases where the Company performs billing services on behalf of the doctors, net of an estimate of uncollectable amounts. The amount of insurance claims receivable, which will be remitted to the doctors only upon collection by the Company, is included in accounts payable. The Company does not require collateral on its trade receivables.

Prepaid Royalty Cards

Prepaid royalty cards consist of cards necessary to use the Company's excimer lasers. The cost of these cards is charged to royalty fees expense as they are used.

Property and Equipment

Property and equipment, including assets acquired under capital leases, consists principally of lasers and other medical equipment and is stated at cost. Expenditures for repairs and maintenance are expensed as incurred. Depreciation and amortization are computed utilizing the straight-line method over estimated useful lives or, in the case of leasehold improvements, over the shorter of the estimated useful lives or the remaining lease term.

Goodwill

The Company recorded goodwill in connection with the acquisitions of the minority interests in certain consolidated subsidiaries, its interest in CEL and certain other acquisitions. Amortization is recorded on a straight-line basis, generally over periods of three to fifteen years (Note 3).

Non-Compete Agreements

The Company has entered into non-compete agreements with certain doctors (Notes 3, 4 and 6). The cost of each non-compete agreement is amortized over the estimated period of benefit, typically three to five years.

Impairment of Long-Lived Assets

The Company reviews its long-lived assets for impairment whenever events or changes in circumstances indicate the carrying amount of an asset may not be recoverable from future undiscounted cash flows. Impairment losses are recorded for the difference between the carrying value and the fair value of the long-lived asset. Due to the factors described in Note 1 (Liquidity and Capital Resources), management evaluated the carrying value of its long-lived assets and recorded an impairment in 2000 of $683,131 related to its non-compete agreements and goodwill. These intangible assets were evaluated in combination with, and based on, the fair value of related long-lived assets. The estimated fair values of the Company's long-lived assets were based on recent market transactions.

Revenue

Professional medical services revenue represents fees, less discounts, earned for a doctor's use of the Company's laser vision correction centers and related services. Revenue is recognized at the time a doctor performs a laser vision correction procedure and is presented net of professional medical services fees collected on behalf of, and paid to, the independent doctors. Beginning in 1999, the Company has amended its agreements with doctors to provide that the Company receives a fixed fee per procedure performed by the doctors rather than a variable percentage of the procedure fee charged to the patient.

Other revenue includes revenue received from the sale of marketing materials and other miscellaneous sources and management services revenue.

Cost of Revenue

Cost of revenue includes expenses directly related to the operation of the laser vision correction centers, including royalty fees, medical supplies, salaries and wages, depreciation and amortization, including amortization of non-compete agreements and other expenses. Other cost of revenue includes costs related to the operation and occupancy of the laser vision correction centers, such as rent, utilities and office supplies.

Selling, General and Administrative Expenses

Selling, general and administrative expenses include expenses that are not directly related to the operation of the laser vision correction centers, including salaries and wages, advertising and marketing expenses, depreciation and amortization, training and contract labor. Advertising and marketing costs are expensed as incurred.

Income Taxes

The Company uses the liability method for measuring and recognizing income taxes. Deferred income tax assets and liabilities are recognized for the expected future income tax consequences of temporary differences between the financial reporting and income tax bases of assets, liabilities and carryforwards. Deferred tax assets are reduced, if necessary, by a valuation allowance for the amount of any net deferred tax asset which, more likely than not based on current circumstances, is not expected to be realized.

Earnings (Loss) per Share

Basic earnings (loss) per share is determined by dividing net income (loss) by the weighted average number of common shares outstanding during each period. Diluted earnings per share includes the effects of potentially issuable common stock, but only if dilutive. The treasury stock method, using the average price of the Company 's stock for the period, is applied to determine the dilution from stock options, warrants, convertible debt and Series A Convertible Preferred Stock. These securities were excluded for the years ended December 31, 2000 and 1999 as anti-dilutive because of the net loss reported for those years.

                                                                   Year Ended December 31,
                                                     ------------------------------------------------
                                                         2000              1999              1998
                                                     ------------      ------------      ------------
Basic Earnings (Loss) per Share:
     Numerator-
          Net income (loss) attributable
               to common stock                       $(15,361,607)     $ (3,281,539)     $  3,475,386
     Denominator-
          Weighted average shares outstanding           2,211,351         3,541,880         4,803,735
                                                     ------------      ------------      ------------
     Basic Earnings (Loss) per Share                 $      (6.95)     $      (0.93)     $       0.72
                                                     ============      ============      ============
     Diluted Earnings (Loss) per Share:
          Numerator-
               Net income (loss) attributable
                    to common stock                  $(15,361,607)     $ (3,281,539)     $  3,475,386
               Interest on convertible debt, net
                    of tax effect                               -                 -             8,400
                                                     ------------      ------------      ------------
                                                      (15,361,607)       (3,281,539)        3,483,786
                                                     ------------      ------------      ------------
     Denominator-
          Weighted average shares outstanding           2,211,351         3,541,880         4,803,735
          Options                                               -                 -           134,633
          Warrants                                              -                 -           346,865
          Convertible debt                                      -                 -            76,667
          Convertible preferred stock                           -                 -           103,093
                                                     ------------      ------------      ------------
                                                        2,211,351         3,541,880         5,464,993
                                                     ------------      ------------      ------------
Diluted Earnings (Loss) per Share                    $      (6.95)     $      (0.93)     $       0.64
                                                     ============      ============      ============

Comprehensive Income

Statement of Financial Accounting Standards ("SFAS") No. 130, "Reporting Comprehensive Income," prescribes standards for reporting and display of comprehensive income and its components in a full set of general-purpose financial statements. Comprehensive income, as defined, includes all changes in equity during a period from non-owner sources (revenues, expenses, gains and losses). From its inception through December 31, 2000, the Company's comprehensive income (loss) has been the same as its net income (loss).

New Accounting Standards

In June 1999, the Financial Accounting Standards Board issued SFAS No. 137, which delayed the effective date of SFAS No. 133, "Accounting for Derivative Instruments and Hedging Activities" ("SFAS 133"), until fiscal quarters of fiscal years beginning after June 15, 2000. SFAS No. 133 establishes accounting and reporting standards for derivative instruments, including certain instruments embedded in other contracts, and for hedging activities. SFAS 133 requires the recognition of all derivatives as either assets or liabilities and the measurement of those instruments at fair value. It also specifies the accounting for changes in the fair value of a derivative instrument depending on the intended use of the instruments and whether (and how) it is designated as a hedge. As of December 31, 2000, the Company was not engaged in any derivative financial instruments and accordingly, there was no effect of adopting SFAS 133 on January 1, 2001.

Reclassifications

Certain prior year amounts have been reclassified to conform with the current year presentation.

3.       ACQUISITIONS:

1998 Acquisitions

In January 1998, the Company acquired the business of Laser Visioncare, a Tacoma, Washington based laser eye surgery clinic. In connection with this transaction, the Company issued 5,000 shares of its common stock, having a fair value of $25,000, to Laser Visioncare shareholders and assumed Laser Visioncare's laser and facility leases. The doctor shareholders of Laser Visioncare agreed to reimburse the Company (subject to certain limitations) for payments made under the laser lease through a deduction from professional fees otherwise payable to the doctors for laser correction procedures performed. In connection with this transaction, the Company recorded a receivable related to the laser lease reimbursement agreement, capitalized the laser and recorded the related lease obligation.

In 1998, the Company issued 10,000 shares of its common stock, having a fair value of $50,000, to the partners of Nashville Global Vision Limited Partnership ("Global") for the purchase of Global's business. In connection with this transaction, the Company attributed the $50,000 value of the stock issued to non-compete arrangements obtained from Global's partners, capitalized the laser and recorded the related lease obligation. The cost allocated to the non-compete agreements is amortized over the period of benefit, estimated to be three years.

In 1998, the Company acquired the business of Laser Eye Care Center of Atlanta ("Laser Eye") in exchange for 10,000 shares of its common stock and the assumption of Laser Eye's laser and facility leases. The fair value of the 10,000 shares of the Company's common stock totaled $50,000 and was attributed to non-compete arrangements obtained from Laser Eye's members. This cost is being amortized over the period of benefit, estimated to be three years.

1999 Acquisition

In May 1999, the Company purchased substantially all of the assets of Laser Northwest, a Seattle, Washington based laser eye surgery clinic, for $803,135. In connection with this transaction, the Company recorded goodwill for approximately $292,000, capitalized the laser and other acquired assets, and attributed approximately $144,000 to non-compete arrangements for payments made to the physicians for each of their owned units of the partnership. The cost of both the goodwill and the non-compete arrangements were being amortized over the period of benefit, estimated to be three years. During 2000, these assets were deemed to be impaired and the remaining book value is included in the $683,131 asset impairment charge in the accompanying statement of operations.

4.       RELATED PARTY TRANSACTIONS:

The Company has entered into various lease arrangements with the LeaseCos (Note
2) for lasers and other related equipment which are accounted for as capital leases by the Company (Note 8). Additionally, the LeaseCos have provided ClearVision Laser Centers - Southern Colorado, LLC ("CVSC"), ClearVision Laser Centers - Utah, LLC ("CVU") and ClearVision Laser Centers - Denver, LLC ("CVD") with revolving lines of credit to borrow up to $400,000, $400,000 and $600,000, respectively. The notes payable by CVSC and CVU were paid in full on their due dates in 1999. CVD's borrowings under its line of credit totaled $69,667 and $176,791 as of December 31, 2000 and 1999, respectively. Interest on CVD's line of credit accrues at 14% per annum and is payable quarterly. The unpaid principal and interest are due in full on July 31, 2001. Upon the occurrence of certain events of default, as defined, CVD's revolving line of credit is due and payable on demand.

During 2000, a director and former officer of the Company acquired the laser leased by CVSC from SCEL and a new laser and sold those lasers to the Company in exchange for a note payable totaling $748,713. The Company also acquired the laser under lease from UEL in exchange for a note payable for $200,000. Interest expense to the Company under these leases and working capital lines of credit totaled $310,575, $430,373 and $737,885 for the years ended December 31, 2000, 1999 and 1998, respectively. The LeaseCos are managed by Accel Holdings, Inc., a company owned by the director and former officer of the Company.

During 1997, the Company acquired two lasers from doctors. One laser was acquired in exchange for $50,000 cash and a $150,000 note. This note was fully repaid in 1998. The second laser was acquired by assuming the remaining payments due by the doctor to the vendor totaling approximately $252,000. Approximately $7,000 remained outstanding on this note as of December 31, 1999, which was fully repaid during 2000 (Note 7).

The Company also acquired other medical equipment from doctors during 1997 totaling approximately $68,250. The unpaid balances on notes issued for these purchases were fully repaid during 1998.

In March 1997, the Company loaned a doctor $50,000 under a five-year note bearing interest at 8% per annum, payable annually commencing May 1, 1998. This note was repaid in 1998. Additionally, as of December 31, 1997, the Company had a $26,885 receivable from CEL which was repaid in 1998.

In August 1998, the Company repurchased 56,250 shares of its common stock from a principal shareholder and former employee for $225,000.

Under agreements with certain doctors, the Company reimburses the doctors for marketing costs incurred.

Management and Services Agreement

The Company entered into a Management and Services Agreement with a doctor effective May 1, 1999 (the "Management Agreement"). Under the Management Agreement, the Company managed the operations of the doctor's laser center and provided marketing support through its call-center. As compensation for its services, the Company received a management fee based upon the number of procedures performed at the doctor's center each month. Additionally, the Company leased certain laser equipment to the doctor.

The Management Agreement superseded all previous agreements between the Company and the doctor, including a four-year non-compete agreement executed in April 1997, for which the Company issued the doctor a restricted stock certificate representing 90,000 shares of the Company's common stock (the "Restricted Stock"). The non-compete agreement was recorded at the $450,000 value of the Restricted Stock and was being amortized over the four-year period of the non-compete agreement. The Restricted Stock was subject to forfeiture only if the doctor and/or his employees failed to perform a specified minimum number of procedures annually at Company sites.

As consideration for executing the Management Agreement and the cancellation of the Restricted Stock, the Company issued the doctor warrants to purchase 90,000 shares of the Company's common stock at $6.53 per share. Warrants for 30,000 shares vested immediately upon grant, with warrants for an additional 30,000 shares scheduled to vest on May 1, 2001 and May 1, 2003, respectively, provided the Management Agreement was in full force and in effect at the time of vesting.

As a result of this transaction, the Company realized a gain of approximately $529,000, representing the difference between the fair value of the cancelled Restricted Stock and the total of (i) the net book value of the initial non-compete agreement and (ii) the fair value of the warrants issued. Approximately $235,000 of the gain was recognized, and is included in other revenue in the accompanying consolidated statement of operations, for the year ended December 31, 1999. The doctor terminated the Management Agreement in July 2000, and the remaining deferred gain of approximately $294,000 was fully recognized and is included in other revenue in the accompanying consolidated statement of operations for the year ended December 31, 2000. Additionally, as part of the termination agreement, the doctor's 60,000 unvested warrants for the purchase of the Company's common stock were vested.

Management Agreement

In connection with the recapitalization transaction (Note 11), the Company entered into a five-year management agreement with two purchasers of the Series A-1 Preferred Stock and the Series A-2 Preferred Stock. Under that agreement, the investors perform services relating to business and organizational strategy, financial and investment management, advisory and merchant and investment banking advice, for an aggregate fee of $250,000 per year. In July 2000, the investors agreed to suspend the fee under the Management Agreement for one year. The fee for 2000 is approximately $125,000.

5.       PROPERTY AND EQUIPMENT:

Property and equipment consists of the following:

                                             Life
                                          (In Years)          December 31,
                                          ---------- ------------------------------
                                                         2000              1999
                                                     ------------      ------------
Lasers and medical equipment                  3      $ 15,329,470      $ 14,317,712
Laser transport systems                       3           991,362           953,018
Computers and office equipment                3         1,401,516         1,048,742
Furniture and fixtures                        5           499,617           379,397
Leasehold improvements                        5           928,477           485,852
Work in process                                            16,368           149,046
                                                     ------------      ------------
                                                       19,166,810        17,333,767
Accumulated depreciation
     and amortization                                 (12,036,452)       (7,515,511)
                                                     ------------      ------------
Property and equipment, net                          $  7,130,358      $  9,818,256
                                                     ============      ============

6.       NON-COMPETE AGREEMENTS:

In 1998, the Company issued a warrant to a doctor for the purchase of 20,000 shares of the Company's common stock for $.01 per share in exchange for a commitment by the doctor not to compete with the Company and to provide part-time consulting services for a period of three years. The fair value of this warrant totaled approximately $80,000 and is amortized over the estimated three year period of benefit.

In 1998, the Company issued 7,994 shares of its common stock to certain doctors in connection with the commencement of operations at a new location. The fair value of these shares totaled approximately $40,000 and is amortized over the period of benefit, estimated to be three years.

Amortization expense related to non-compete agreements totaled approximately $182,000, $223,000 and $269,000 for the years ended December 31, 2000, 1999 and
1998, respectively.

As of December 31, 2000, based on the Company's results of operations for 2000, and due to the adverse conditions in certain of its markets (Note 1), the Company determined that there was no remaining value to its non-compete agreements. Accordingly, the Company wrote-off the unamortized book value of non-compete agreements totaling approximately $208,000, which is included in asset impairment in the accompanying consolidated statement of operations for the year ended December 31, 2000.

7.       DEBT:

Bank Line of Credit

As of December 31, 1999, the Company had a $1,000,000 bank line of credit, of which the full amount of the credit facility was outstanding. The line of credit, which was payable in full on May 10, 2001, was repaid in full and cancelled in 2000. Borrowings under the line of credit accrued interest at the bank's prime rate.

Convertible Debt

The Company received proceeds of $40,000 and $190,000 from the sale of convertible notes during 1997 and 1996, respectively. The convertible notes accrued interest at an annual rate of 6%, payable semi-annually. In March 1999, the convertible debt was converted into shares of the Company's common stock at $3.00 per share.

Other Long-Term Debt

On February 14, 2000, the Company obtained a $10,000,000 credit facility ("Facility"). The Facility consists of: i) a $3,000,000 term loan ("Term Loan") drawn and used to refinance the existing line of credit and refinance certain capital lease obligations and ii) a currently unused $7,000,000 revolving credit loan ("Revolver"). The Facility bears a floating annual interest rate at the prime rate plus 1.75% on outstanding balances and a fee of 0.5% per annum on the unused portion of the Revolver, payable monthly. The Facility is secured by substantially all of the Company's assets. The Term Loan is payable in forty-eight equal monthly installments beginning February 1, 2001. Draws and/or repayments on the Revolver can be made monthly through February 14, 2002, at which time the Revolver converts to a senior amortizing term loan, payable in thirty-six equal monthly payments (based on a twenty year amortization) with a balloon payment due on February 13, 2005. The Revolver can be used for general working capital purposes up to $2,000,000, purchases of equipment and acquisitions subject to the Company meeting certain financial and non-financial covenants. The Facility contains financial covenants that require the Company to maintain Senior Debt Service Coverage and Total Debt Service Coverage Ratios, as defined, of no more than 3 to 1 and Minimum Tangible Net Worth, as defined, of at least $2,970,000.

As of December 31, 2000, the Company was not in compliance with certain Facility covenants. Accordingly, the Company is not currently permitted to request draws under the Revolver and the entire $3,000,000 Term Loan is classified as a current liability in the accompanying consolidated balance sheet as of December 31, 2000, based on the lender's right to demand repayment. Additionally, the interest rate on the outstanding balance of the Term Loan was increased by 2% per annum effective March 1, 2001 due to the defaults existing for certain facility covenants. Total long-term debt consists of the following:

                                                             December 31,
                                                      -------------------------
                                                         2000           1999
                                                      ----------     ----------
Bank line of credit                                   $       --     $1,000,000

Term Loan                                              3,000,000             --

Revolving lines of credit - affiliate (Note 4)            69,667        176,791

Note payable; interest at 12% per annum; principal
   and interest due monthly through March 2000;
   collateralized by laser                                    --          7,325

Notes payable to a financial institution; interest
   at rates ranging from 9.6% to 12.5% per annum;
   principal and interest generally due in 36 monthly
   payments; debt maturities at various dates through
   November 2001; collateralized by lasers and
   other equipment                                            --      1,417,448

                                                             December 31,
                                                      -------------------------
                                                         2000           1999
                                                      ----------     ----------
Note payable to UEL; interest at 8.5% per annum;
   principal due in four equal payments through
   September 2001; interest due in September 2001
   (Note 4)                                              200,000             --

Note payable to a director and former officer;
   interest at 10% per annum; principal and
   interest due quarterly through October 2006
   (Note 4)                                              748,713             --

Note payable; interest at 12% per annum; principal
   and interest due in 60 monthly payments through
   October 2005                                           25,040             --

Notes payable to four related parties and former
   officers for escrow releases; interest at a rate
   of 10% per annum, principal and interest due in
   October 2006, or earlier upon a change in control
   or 91 days after payment in full of all amounts
   due under the Facility; subordinate to the
   Facility (Note 11)                                    909,000             --

Note payable to a financing company; interest at a
   rate of 9.7% per annum; principal and interest
   due monthly through April 2001                         84,459             --
                                                      ----------     ----------
      Total                                            5,036,879      2,601,564
Less- Current portion                                 (3,471,850)      (957,159)
                                                      ----------     ----------
Long-term debt, net of current portion                $1,565,029     $1,644,405
                                                      ==========     ===========


Future annual maturities of the Company's long-term debt, including the bank line of credit and the lines of credit from the LeaseCos (Note 4), but excluding the effect of the Company's default under its Term Loan, are as follows:

Year ending December 31,
  2001                                                             $  864,707
  2002                                                                540,897
  2003                                                                552,659
  2004                                                                565,657
  2005                                                              1,471,756
  Thereafter                                                        1,041,203
                                                                   ----------
                                                                   $5,036,879
                                                                   ==========

Due to the Company's default under its Term Loan, the lender may require the Company to repay the $3,000,000 outstanding balance prior to its scheduled maturity, which includes $392,857 in 2001, $428,572 in 2002 through 2004 and $1,321,427 in 2005.

8.   LEASES:

The Company leases its corporate offices and certain laser center facilities under non-cancelable operating leases. Rental expense for all operating leases totaled approximately $2,128,000, $1,701,000 and $866,000 for the years ended December 31, 2000, 1999 and 1998, respectively. The Company also leases excimer lasers and related equipment under capital lease arrangements with the LeaseCos (Note 4). In 1998, Accel, as manager of the LeaseCos approved modifications to the original leases in order to reflect more closely the intended financial relationship between the LeaseCos and the Company at the inception of the leases. The implicit interest rates on these leases, as amended, range from approximately 12.5% to 58.0% per annum.

Assets under capital leases totaled approximately $4,291,000 and $6,320,000 with total net book value of $1,438,000 and $2,760,000, respectively, at December 31, 2000 and 1999, and are included in property and equipment in the accompanying consolidated balance sheets. Depreciation of leased assets was approximately $1,141,000, $1,207,000 and $1,230,000 for the years ended December 31, 2000,
1999 and 1998, respectively. The following is a summary of future minimum lease payments under capital leases and operating leases having an initial or remaining non-cancelable term of one year or more as of December 31, 2000.

                                                     Capital         Operating
                                                     Leases            Leases
                                                   -----------      -----------
Year Ending December 31,
     2001                                          $ 1,795,122      $ 1,945,215
     2002                                              571,418        1,851,074
     2003                                                   --        1,722,697
     2004                                                   --        1,467,728
     2005                                                   --          975,212
     Thereafter                                             --          466,907
                                                   -----------      -----------
     Total minimum lease payments                    2,366,540      $ 8,428,833
                                                                    ===========
     Less- amount representing interest               (259,535)
                                                   -----------
     Present value of minimum lease payments         2,107,005
     Current maturities of capitalized
        lease obligations                           (1,742,851)
                                                   -----------
     Capitalized lease obligations                 $   364,154
                                                   ===========


9.   INCOME TAXES:

As of December 31, 2000, the Company has tax net operating loss carryforwards ("NOLs") of approximately $14,621,000. Of those NOLs, approximately $77,000 expires in 2017, approximately $5,559,000 expires in 2019 and the remaining approximately $8,985,000 expires in 2020.

As of December 31, 1997, the Company had recorded net deferred tax assets of approximately $1,827,000 for the future benefit of NOLs and temporary differences between the financial reporting and income tax bases of assets and liabilities, with an offsetting valuation allowance for the full amount of those deferred tax assets. The valuation allowance had been established due to the uncertainty of the Company's ability to generate taxable income sufficient to utilize the NOLs before their expiration based upon the results of the Company's operations through December 31, 1997. For the year ended December 31, 1998, the Company reversed the entire valuation allowance due to the utilization of most of the Company's NOLs and management's estimate that it was more likely than not that the Company would realize the full benefit of the remaining net deferred tax assets. Due to the factors described in Note 1 (Liquidity and Capital Resources), a valuation allowance for the full amount of the deferred tax asset was established during the year ended December 31, 2000.

The components of the (provision for) benefit from income taxes for the years ended December 31, 2000, 1999 and 1998 are as follows:

                                                      2000           1999           1998
                                                  -----------    -----------    -----------
Current (provision) benefit:
   Federal                                        $        --    $   123,000    $  (214,000)
   State                                               (3,303)       (15,000)       (16,000)
                                                  -----------    -----------    -----------
     Current (provision) benefit                       (3,303)       108,000       (230,000)

Deferred (provision) benefit:
   Federal                                          3,378,000      1,947,000       (712,000)
   State                                              397,000        229,000       (108,000)
Change in valuation allowance                      (6,958,000)            --      1,827,000
                                                  -----------    -----------    -----------
Total deferred tax (provision) benefit             (3,183,000)     2,176,000      1,007,000
Less: Benefit credited to stockholders' equity             --       (649,000)            --
                                                  -----------    -----------    -----------
     Deferred (provision) benefit                  (3,183,000)     1,527,000      1,007,000
                                                  -----------    -----------    -----------
     Total (provision) benefit                    $(3,186,303)   $ 1,635,000    $   777,000
                                                  ===========    ===========    ===========


The income tax benefits differ from amounts computed by applying the statutory Federal income tax rate to income before taxes for the years ended December 31, 2000, 1999 and 1998, as follows:

                                        2000                    1999                    1998
                                --------------------    --------------------    --------------------
                                   Amount        %         Amount        %         Amount        %
                                -----------    -----    -----------    -----    -----------    -----
Computed Federal income tax
   benefit (expense) using
   statutory rate               $ 3,319,000     34.0%   $ 1,318,000     34.0%   $  (917,452)    34.0%
Non-deductible expenses
   and other                        (40,000)    (0.4)       (41,000)    (1.1)       (50,548)    (1.9)
State income taxes, net of
   federal benefit                  387,000      4.0        153,000      4.0        (82,000)    (3.0)
Management/Services
   Agreement                        100,000      1.0        153,000      4.0             --       --
Other                                 5,697      0.1         52,000      1.3             --       --
Change in valuation allowance    (6,958,000)   (71.3)            --       --      1,827,000     67.7
                                -----------    -----    -----------    -----    -----------    -----
Income tax benefit (expense)    $(3,186,303)    32.6%   $ 1,635,000     42.2%   $   777,000     28.8%
                                ===========    =====    ===========    =====    ===========    =====

The components of the net deferred tax assets and liabilities as of December 31, 2000 and 1999 are as follows:

                                                       2000             1999
                                                   -----------      -----------
Compensatory warrants issued                       $    99,000      $   293,000
Capitalized leases, net of depreciation                504,000          242,000
Minority interest in CVSC                                   --           11,000
Non-compete agreements                                 215,000           90,000
Accrued expenses                                       122,000          122,000
Goodwill                                               354,000          155,000
Net operating losses                                 5,524,000        2,136,000
AMT credit carryforward                                 89,000           89,000
Other                                                   51,000           45,000
                                                   -----------      -----------
Total deferred tax assets                            6,958,000        3,183,000
Valuation allowance                                 (6,958,000)              --
                                                   -----------      -----------
Net deferred tax assets                                     --        3,183,000
Current portion                                             --         (616,000)
                                                   -----------      -----------
Non-current portion                                $        --      $ 2,567,000
                                                   ===========      ===========


10.  SERIES A-1 REDEEMABLE PREFERRED STOCK:

Holders of the Company's Series A-1 Redeemable Preferred Stock (the "Series A-1 Preferred Stock") are entitled to receive dividends at an annual rate of 10%. All dividends are cumulative, whether or not declared, and are payable semi-annually in arrears commencing July 1, 1999, to holders of record on the immediately preceding June 15 or December 15. The Company may, at its sole option, pay dividends in cash or in additional shares of Series A-1 Preferred Stock having an aggregate liquidation preference equal to the amount of such dividends. In 2000, the Company issued 409,439 shares of Series A Preferred Stock in payment of accrued dividends totaling $908,587 at December 31, 1999. As of December 31, 2000, accrued dividends totaled $1,105,272, which the Company paid through the issuance of 230,746 additional shares of Series A-1 Preferred Stock in January 2001.

The holders of the Series A-1 Preferred Stock are not entitled to vote on any matter to be voted upon by the Company's stockholders; however, they are entitled to a liquidation preference equal to the original issue price plus all accumulated and unpaid dividends. The Series A-1 Preferred Stock ranks senior to all classes of common stock and on a parity with the Series A-2 Preferred Stock.

The Series A-1 Preferred Stock is subject to mandatory cash redemption in whole on the earlier to occur of (i) a "Qualified Public Offering" (an underwritten public offering of the Company's common stock pursuant to an effective registration statement under the Securities Act of 1933, as amended, the net proceeds from which exceeds $15 million) or (ii) seven years from the closing of the Merger, at a redemption price equal to 100% of the liquidation preference, including all accumulated and unpaid dividends. Upon proper written notice to holders, the Company may at any time redeem the Series A-1 Preferred Stock, in whole or in part, at a redemption price equal to 100% of the liquidation preference, including all accumulated and unpaid dividends.

11.  SHAREHOLDERS' EQUITY:

Series A Convertible Preferred Stock

In 1996, the Company issued 103,093 shares of its $.001 par value Series A Convertible Preferred Stock (the "Series A Preferred") to Omega Health Systems, Inc. ("Omega") in exchange for $250,000 cash and a commitment by Omega to provide the Company with various marketing materials and services having an aggregate value of $250,000. The $250,000 attributed to these marketing materials and services was expensed by the Company in 1996. Omega also received warrants for the purchase of 51,546 shares of the Company's common stock, exercisable from June 30, 1997 through June 30, 1998 at an initial price of $4.85 per share. The warrants were not exercised by Omega and expired as of June 30, 1998. The fair value of the warrants issued was approximately $20,000, as determined using a Black-Scholes pricing model, and has been reclassified from warrants outstanding to additional paid in capital in the accompanying consolidated balance sheets as of December 31, 1998.

The holders of the Series A Preferred Stock converted their shares into common stock, on a one for one basis simultaneously with the recapitalization transaction discussed below.

Series A-2 Convertible Preferred Stock

Holders of the Company's Series A-2 Convertible Preferred Stock (the "Series A-2 Preferred Stock") are not entitled to any dividends; however, they are entitled to an initial liquidation preference equal to the original issue price. Additionally, holders of the Series A-2 Preferred Stock are entitled to vote on any matter to be voted upon by the stockholders of the Company, together with the holders of common stock or any other class or series of stock, as a single class.

The Series A-2 Preferred Stock, at the holder's option, is convertible at any time into shares of the Company's common stock, initially on a one for one basis. The conversion ratio is subject to adjustment upon the occurrence of certain events, including among other things, (i) the payment of dividends or distributions in shares of the Company's common stock, (ii) splits or reverse splits on the Company's common stock, (iii) the issuance of rights, options or warrants to all holders of the Company's common stock entitling them to subscribe for the purchase of common stock at a price per share less than the original issue price of the Series A-2 Preferred Stock and (iv) certain other transactions in which shares of the Company's common stock are converted into the right to receive stock, securities or other property of another corporation.

Recapitalization

On May 26, 1999, the Company's Board of Directors approved an Agreement and Plan of Merger (the "Agreement") through which the Company completed a recapitalization effective July 21, 1999. Pursuant to the Agreement, Laser Acquisition Corp., a newly created Nevada Corporation, merged into the Company and the Company received cash proceeds from the issuance of preferred stock. The Company received cash proceeds of approximately $43,259,000, net of offering costs totaling approximately $2,081,000, from the sale to new investors of 3,787,764 shares of both the Series A-1 Preferred Stock ($4.79 per share) and the Series A-2 Preferred Stock ($7.18 per share).

Holders of the Company's common stock as of May 26, 1999, were entitled to receive $11.97 in exchange for each share of common stock held. Alternatively, stockholders could elect to retain one-half of their shares and receive a warrant to purchase one-quarter of a share of common stock for each share of common stock retained by the stockholder (a "New Warrant") and receive $11.97 per share in cancellation of the other one-half of their shares. The Company distributed $36,973,856 for 3,088,877 shares of common stock tendered and issued 499,433 New Warrants for shares retained by shareholders.

Holders of options to purchase the Company's common stock could retain their options and receive a New Warrant for each share of common stock issuable upon exercise of the options retained. Alternatively, holders of the Company's options could elect to have one-half of their options cancelled and receive $11.97 per share of common stock issuable under such options less the applicable option exercise price. The Company distributed $3,736,343 in exchange for options cancelled, which is included in compensation expense - recapitalization in the accompanying financial statements. Additionally, the Company issued 132,016 New Warrants for options retained. The fair value of the New Warrants issued totaled approximately $190,000 and is being recognized over the remaining vesting period of options retained. For the years ended December 31, 2000 and 1999, $79,459 and $84,825, respectively, were recognized, which is also included in compensation expense - recapitalization in the accompanying consolidated financial statements. New Warrants having a fair value of $23,555 on the date of issuance had been forfeited by terminated employees as of December 31, 2000.

Holders of warrants for the purchase of the Company's common stock could retain their warrants and receive a New Warrant for each share of common stock issuable upon exercise of the warrants retained. Alternatively, holders of the Company's warrants could elect to have any or all of their warrants cancelled and receive $11.97 per share of common stock issuable under such warrants less the applicable warrant exercise price. The Company distributed $2,998,763 in settlement of warrants tendered and issued 37,625 New Warrants for warrants retained. The total fair value of New Warrants issued for common stock and warrants retained totaled $2,465,097 and has been allocated ratably to the Series A-1 Preferred Stock and the Series A-2 Preferred Stock as a cost of issuance.

Each New Warrant entitles the holder to purchase one-quarter share of the Company's common stock based upon a purchase price of $5.09 per share. The New Warrants are exercisable at any time prior to the seventh anniversary of the closing of the Merger, or the sale or other disposition of all or substantially all of the Company's assets, whichever occurs first (except that the New Warrants issued to holders of options will not become exercisable prior to the time that the associated options become exercisable and must be exercised, if at all, by the date that is seven years from the closing of the Merger). The purchase price of $5.09 per share of common stock is subject to adjustment from time to time in order to reflect the result of stock dividends, stock splits or other similar events.

Of the cash consideration to be paid to holders of the Company's common stock, options and warrants, $4.2 million was required to be placed in an escrow account for approximately two years to cover post-closing claims, if any, made by the new investors under the Agreement. The escrow account is maintained by a financial institution and is not an asset of the Company. During 2000, a portion of the escrow account was distributed to four related parties and former officers of the Company who loaned the Company $909,000 of the proceeds in exchange for notes bearing interest at 10% per annum and due in October 2006 (see Note 7).

The new investors, by virtue of their stock ownership and a Voting Trust Agreement executed by two of the Company's principal shareholders and former officers, have the voting power sufficient to control most decisions relating to the Company that require a vote of stockholders. Additionally, the new investors have the power to elect three of the Company's five directors.

On October 26, 1999, the Company sold an additional 417,710 shares of both the Series A-1 Preferred Stock and the Series A-2 Preferred Stock for $5,000,000.

12.  STOCK OPTIONS AND WARRANTS:

Accounting for Stock-Based Compensation

Statement of Financial Accounting Standards No. 123 ("SFAS 123"), "Accounting for Stock-Based Compensation" prescribes a fair value based method of accounting for employee stock options or similar equity instruments. However, SFAS 123 allows the continued measurement of employee compensation expense for these instruments using the intrinsic value based method prescribed by Accounting Principles Board Opinion No. 25 ("APB 25"), "Accounting for Stock Issued to Employees", provided that pro forma disclosures are made of net income or loss as if the fair value based method had been applied.

SFAS 123 requires that equity instruments issued to non-employees for goods or services be accounted for based on the fair value of the consideration received or the fair value of the equity instruments issued, whichever is more reliably measurable.

Employee Stock Options

The Company accounts for its stock-based compensation to employees under the provisions of APB 25 and related interpretations. Under the intrinsic value based method prescribed by APB 25, no compensation expense is generally recognized if the exercise price of options or similar equity instruments granted is at least equal to the fair value of the underlying stock on the date of grant.

The Company has granted stock options to employees that generally vest over one to four years and expire three to ten years after the date of grant. The exercise prices of options granted were generally equal to the fair value of the Company's common stock on the date of grant, as determined by management. Certain options, however, contained exercise prices below the current fair value of the Company's common stock as evidenced by sales to third parties. Accordingly, the Company recognized compensation expense totaling $37,500, $44,232 and $48,725 for the years ended December 31, 2000, 1999 and 1998, respectively.

During July 1999, the Company adopted the 1999 Stock Option Plan (the "Plan") under which 1,256,455 shares of common stock are authorized for issuance to qualified participants under the Plan. The option price per share is equal to the fair market value at the time the option is granted or, with respect to a nonqualified stock option, such other price as determined by the Compensation Committee of the Board of Directors; provided however, that the option price per share for any incentive stock option granted to an employee who owns more than 10% of the combined voting power of all classes of the Company's stock shall equal 110% of the fair market value at the time the Incentive Stock Option is granted. All stock options granted under the Plan have a maximum term of ten years.

Non-Employee Warrants

The Company has granted warrants for the purchase of its common stock to certain non-employees, including vendors and physicians, for services provided or in connection with the expansion of the Company's operations into new markets. In accordance with SFAS 123, the Company accounts for the issuance of equity instruments to non-employees based upon their fair value as determined using a Black Scholes pricing model. The warrants issued to non-employees are generally exercisable upon issuance and expire three to five years after the date of grant. The Company recognized $29,050, $55,220 and $69,986 for warrants issued to non-employees which is included in general and administrative expenses in the accompanying consolidated statements of operations for the years ended December 31, 2000, 1999 and 1998, respectively.

For accounting purposes, warrants granted were valued utilizing a Black-Scholes option pricing model with the following weighted average assumptions.

                                                Years Ended December 31,
                                         ---------------------------------------
                                            2000            1999          1998
                                         ---------       ---------     ---------
Risk-free interest rate                  6.4%            5.9%          5.6%
Expected dividend yield                    0%              0%            0%
Expected lives outstanding               7.0 years       6.7 years     3.5 years
Expected volatility                       60%             58%           0%


Summary of Options and Warrants

A summary of the Company's stock option and warrant activity for the years ended December 31, 2000, 1999 and 1998 is as follows:


                                           Options                Warrants
                                    ---------------------   --------------------
                                                 Weighted               Weighted
                                                  Average                Average
                                                 Exercise               Exercise
                                      Shares       Price      Shares      Price
                                    ----------   --------   ---------   --------
Outstanding, December 31, 1997         659,800     $3.76      855,046     $3.19
   Granted                             383,500      5.25       69,000      3.55
   Exercised                              (325)     4.00      (84,000)     1.25
   Cancelled/Forfeited                 (28,900)     5.90     (123,546)     3.25
                                    ----------     -----    ---------     -----
Outstanding, December 31, 1998       1,014,075     $4.26      716,500     $3.44
                                    ==========     =====    =========     =====

   Granted                             974,000      6.53      789,164      5.30
   Exercised                            (2,880)     5.55     (261,750)     3.60
   Cancelled                          (502,083)     4.13     (348,304)     2.73
                                    ----------     -----    ---------     -----
Outstanding, December 31, 1999       1,483,112      5.79      895,610      5.31
                                    ==========     =====    =========     =====

   Granted                             162,000     $6.53       20,000     $6.53
   Exercised                            (9,800)     4.95      (28,950)     4.11
   Cancelled                          (529,786)     5.92     (117,490)     6.05
                                    ----------     -----    ---------     -----
Outstanding, December 31, 2000       1,105,526     $5.85      769,170     $5.28
                                    ==========     =====    =========     =====

                                   Options      Options      Options
                                   Granted      Granted      Granted
                                    Above         At          Below
                                 Fair Value   Fair Value   Fair Value   Warrants
                                 ----------   ----------   ----------   --------
Weighted average fair value
   of options/warrants granted
   during the year:

     1998                           $0.86        $1.59        $  --       $2.28
     1999                           $0.39        $2.22        $  --       $4.34
     2000                              --        $2.30        $  --       $4.32


The following table summarizes information about the stock options outstanding and exercisable as of December 31, 2000:

                                  Options Outstanding       Options Exercisable
                                -----------------------   ----------------------
                                  Weighted
                                  Average      Weighted                 Weighted
                                 Remaining      Average                  Average
    Range of         Number     Contractual    Exercise      Number     Exercise
Exercise Prices   Outstanding   Life (Years)     Price    Exercisable     Price
---------------   -----------   ------------   --------   -----------   --------
  $1.50-$ 2.25       35,575          .2          $2.00       35,575       $2.00
  $3.75-$ 4.50      160,137          .4          $4.00      159,562       $4.00
  $4.51-$ 5.25      113,112         3.9          $5.00       51,570       $5.00
  $5.26-$6.00        36,454          .2          $5.75       36,454       $5.75
  $6.01-$6.75       753,998         7.3          $6.53      254,414       $6.53
  $6.76-$7.50         6,250          .2          $7.50        6,250       $7.50


The following table summarizes information about the warrants outstanding and exercisable as of December 31, 2000:

                                  Warrants Outstanding     Warrants Exercisable
                                -----------------------   ----------------------
                                  Weighted
                                  Average      Weighted                 Weighted
                                 Remaining      Average                  Average
    Range of         Number     Contractual    Exercise      Number     Exercise
Exercise Prices   Outstanding   Life (Years)     Price    Exercisable     Price
---------------   -----------   ------------   --------   -----------   --------
  $.001-$0.75         8,000         1.6          $0.01        8,000       $0.01
  $1.50-$2.25         6,250          .2          $2.00        6,250       $2.00
  $4.50-$5.25       648,920         5.1          $5.09      640,949       $5.09
  $6.01-$6.75       105,000         4.2          $6.53       35,000       $6.53
  $6.76-$7.50         1,000          .7          $7.50        1,000       $7.50

Pro Forma Disclosures

As discussed above, the Company has elected to account for its employee stock options under the provisions of APB 25. In accordance with SFAS 123, the Company has computed its pro forma net income as if the Company had accounted for its employee stock options using the fair value method prescribed by that statement.

The fair value of the employee stock options was determined using the minimum value method which assumes no volatility and the following weighted-average assumptions:

                                              Year Ended December 31,
                                    --------------------------------------------
                                       2000             1999             1998
                                    ----------       ----------       ----------
Risk-free interest rate             6.40%            6.02%            5.72%
Volatility                             0%               0%               0%
Dividend yield                         0%               0%               0%
Expected term                       7.00 years       7.00 years       6.75 years
                                    ----------       ----------       ----------


The aggregate estimated fair value of stock options granted in 2000, 1999 and 1998 was $372,566, $1,986,949 and $557,152, respectively. For purposes of pro forma disclosures, the estimated fair value of options is amortized to expense over the options' vesting period. All options are initially assumed to vest.

Compensation previously recognized is reversed to the extent applicable to forfeitures of unvested options. The Company's pro forma net loss for the years ended December 31, 2000, 1999 and 1998 are as follows:

                                     2000            1999            1998
                                 ------------    ------------    ------------
Net Income (Loss) Attributable
   to Common Stock:
       As Reported               $(15,361,607)   $ (3,281,539)   $  3,475,386
       Pro Forma                 $(16,626,593)   $ (4,113,087)   $  3,225,227

Net Income (Loss) per Share:
   As Reported--Diluted          $      (6.95)   $      (0.93)   $       0.64
   Pro Forma--Diluted            $      (7.52)   $      (1.16)   $       0.59


13.  RETIREMENT PLAN:

The Company sponsors a plan known as ClearVision Laser Centers, Inc. 401(k) Profit Sharing Plan and Trust (the "Plan"). Substantially all of the Company's employees of at least 21 years of age are eligible to participate after nine months of employment. The Company can make matching contributions at its discretion. The Company's matching contributions to the Plan totaled approximately $151,705, $97,000 and $44,000 for the years ended December 31, 2000, 1999 and 1998, respectively.

14.  COMMITMENTS AND CONTINGENCIES:

The Company previously offered, subject to certain exclusions, a lifetime warranty program through which enhancement procedures are available at no charge to qualified patients who comply with the specified terms and conditions of the program following their initial laser vision correction procedure. The Company has accrued approximately $68,000 and $68,000 for costs associated with potential future enhancement procedures related to laser vision correction procedures performed through December 31, 2000 and 1999, respectively.

The Company is subject to various legal proceedings and claims that arise in the ordinary course of its business. Management believes the ultimate resolution of these matters will not have a material adverse affect on the Company's financial position or results of operations.

15.  RECONCILIATION TO CANADIAN GENERALLY ACCEPTED ACCOUNTING PRINCIPLES:

The financial statements have been prepared in accordance with accounting principles generally accepted in the United States (U.S. GAAP). Any differences in Canadian generally accepted accounting principles (Canadian GAAP) as they pertain to the Company's financial statements are not material except as follows:

(a) Under Canadian GAAP, the proceeds from the issuance of the Company's convertible debt in December 1996 and January 1997 should be allocated between the liability and the equity (conversion right) components of the security. The equity component has been computed as the amount of discount that would be applied to the convertible debt to reflect an effective annual rate of 10.5% over the seven-year term of the convertible notes. This 10.5% effective rate approximates the Company's borrowing rate on other issuances of non-convertible debt in 1997. The accretion of the discount is an adjustment in the reconciliation to Net Income (Loss) under Canadian GAAP for periods prior to the conversion of the convertible debt in March 1999. Upon conversion the unamortized discount was included in the reclassification of debt to equity.

(b) Under Canadian GAAP, the re-purchase price of equity securities is charged against equity first to the extent of the related par value and additional paid-in capital with any excess purchase price charged to accumulated deficit. In connection with the Company's recapitalization transaction, the cost in excess of the par value of common shares acquired was charged entirely to additional paid-in capital as permitted under U.S. GAAP. Accordingly, the stockholders' equity accounts presented below under Canadian GAAP reflect the reclassification of part of the repurchase price from additional paid-in capital to accumulated deficit.

(c) Under Canadian GAAP, the cash paid in exchange for the cancellation of outstanding stock options in the Company's recapitalization transaction should be charged directly to accumulated deficit instead of to compensation expense as recorded under U.S. GAAP. Accordingly, that expense is reversed in the following reconciliations.

(d) Under Canadian GAAP, the Company is not required to recognize in its financial statements the compensation expense for stock-based awards to employees. Therefore, the compensation expense recorded for options and warrants issued to employees should be reversed for purposes of reconciliation to Canadian GAAP.

                                                      2000            1999            1998
                                                  ------------    ------------    ------------
Net Income (Loss) under U.S. GAAP                 $(12,948,090)   $ (2,239,929)   $  3,475,386
Canadian GAAP Adjustments:
   Amortization of convertible notes discount               --          (1,724)         (6,390)
   Reversal of compensation expense:
     Cash settlement of outstanding options                 --       3,736,343              --
     Non-cash compensation expense for
       options and warrants issued to
       employees                                       116,959         127,617          48,725
                                                  ------------    ------------    ------------
Net Income (Loss) under Canadian GAAP             $(12,831,131)   $  1,622,307    $  3,517,721
                                                  ============    ============    ============


The following table presents the balance sheet items that vary under U.S. GAAP and Canadian GAAP as of December 31, 2000 and 1999, stated in Canadian GAAP:

                                                      2000             1999
                                                  ------------     ------------
STOCKHOLDERS' EQUITY (DEFICIT)
   Series A-2 convertible preferred stock         $ 27,468,024     $ 27,468,024
   Common stock                                          2,220            2,182
   Additional paid-in capital                          633,220          506,437
   Warrants outstanding                              2,893,953        2,924,299
   Common stock held on treasury                    (1,302,300)      (1,302,300)
   Accumulated deficit                             (53,499,645)     (38,254,997)
                                                  ------------     ------------
Total stockholders' equity (deficit)              $(23,804,528)    $ (8,656,355)
                                                  ============     ============

                CLEARVISION LASER CENTERS, INC. AND SUBSIDIARIES


                      CONDENSED CONSOLIDATED BALANCE SHEETS

                    AS OF JUNE 30, 2001 AND DECEMBER 31, 2000

                                   (Unaudited)

                                     ASSETS

                                                                 June 30,      December 31,
                                                                   2001            2000
                                                               ------------    ------------
CURRENT ASSETS:
    Cash and cash equivalents                                  $    983,913    $  1,262,986
    Trade accounts receivable, net of allowance for doubtful
        accounts of $1,208,000 and $1,711,000, respectively         316,560         522,512
    Other receivables                                               206,298         312,998
    Prepaid royalty cards                                           269,881         254,050
    Other current assets                                             84,125         210,693
                                                               ------------    ------------
               Total current assets                               1,860,777       2,563,239

PROPERTY AND EQUIPMENT:                                          18,696,828      19,166,810
    Less-accumulated depreciation and amortization              (13,730,015)    (12,036,452)
                                                               ------------    ------------
               Property and equipment, net                        4,966,813       7,130,358
                                                               ------------    ------------

OTHER NON-CURRENT ASSETS:
    Investments in unconsolidated affiliates                        424,971         459,032
    Other non-current assets                                        221,880         243,555
                                                               ------------    ------------
               Total other non-current assets                       646,851         702,587
                                                               ------------    ------------
TOTAL ASSETS                                                   $  7,474,441    $ 10,396,184
                                                               ============    ============


                 The accompanying notes to financial statements are an integral part of these condensed consolidated balance sheets.

                CLEARVISION LASER CENTERS, INC. AND SUBSIDIARIES

                      CONDENSED CONSOLIDATED BALANCE SHEETS

                    AS OF JUNE 30, 2001 AND DECEMBER 31, 2000

                                   (Unaudited)

                 LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)

                                                                 June 30,      December 31,
                                                                   2001            2000
                                                               ------------    ------------
CURRENT LIABILITIES:
    Accounts payable                                            $  4,075,260    $  3,954,087
    Patient deposits                                                  54,253         106,591
    Accrued interest payable                                         221,772         149,969
    Accrued expenses                                                 692,400         906,970
    Current maturities of revolving lines
        of credit and notes payable - affiliate (Note 4)             238,111         382,808
    Current maturities of long-term debt and capitalized
        lease obligations (Notes 4 and 5)                          4,201,662       4,831,893
    Other current liabilities                                        103,685         158,685
                                                                ------------    ------------
               Total current liabilities                           9,587,143      10,491,003
                                                                ------------    ------------
LONG-TERM LIABILITIES:
    Notes payable - related parties (Note 4)                       1,486,753       1,544,572
    Other long-term debt (Note 4)                                     58,368          20,457
    Capitalized lease obligations (Note 5)                            37,535         364,154
                                                                ------------    ------------
               Total long-term liabilities                         1,582,656       1,929,183
                                                                ------------    ------------
SERIES A-1 REDEEMABLE PREFERRED STOCK                             23,072,669      21,780,526

COMMITMENTS AND CONTINGENCIES

STOCKHOLDERS' EQUITY (DEFICIT):
    Series A-2 convertible preferred stock, no par value,
        20,000,000 shares authorized; 4,205,474 shares
        issued and outstanding                                    27,468,024      27,468,024
    Common stock, $.001 par value; 72,000,000 shares
        authorized; 2,220,271 shares issued and 2,074,021
        shares outstanding                                             2,220           2,220
    Additional paid-in capital (deficit)                         (32,984,757)    (32,984,757)
    Warrants outstanding                                           3,061,447       3,056,797
    Common stock held in treasury, at cost (146,250 shares)       (1,302,300)     (1,302,300)
    Accumulated deficit                                          (23,012,662)    (20,044,512)
                                                                ------------    ------------
               Total stockholders' equity (deficit)              (26,768,027)    (23,804,528)
                                                                ------------    ------------
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)            $  7,474,441    $ 10,396,184
                                                                ============    ============


                 The accompanying notes to financial statements are an integral part of these condensed consolidated balance sheets.

                CLEARVISION LASER CENTERS, INC. AND SUBSIDIARIES

                 CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

                 FOR THE SIX MONTHS ENDED JUNE 30, 2001 AND 2000

                                   (Unaudited)

                                                               2001            2000
                                                           ------------    ------------
REVENUE:
    Professional medical services revenue, net             $ 11,846,698    $ 16,859,550
    Other revenue                                               181,595         553,164
                                                           ------------    ------------
               Total revenue                                 12,028,293      17,412,714

COST OF REVENUE:
    Royalty fees and medical supplies                         3,412,020       4,901,346
    Salaries and wages                                        1,874,148       2,617,186
    Depreciation and amortization                             2,086,640       2,538,380
    Other cost of revenue                                     2,103,700       2,965,468
                                                           ------------    ------------
               Total cost of revenue                          9,476,508      13,022,380
                                                           ------------    ------------
    Gross profit                                              2,551,785       4,390,334

SELLING, GENERAL AND ADMINISTRATIVE
    EXPENSES:
        Salaries and wages (exclusive of compensation
           expense - recapitalization shown below)            2,072,168       3,912,009
        Compensation expense - Recapitalization                      --          78,587
        Advertising and marketing                               613,423       1,835,673
        Depreciation and amortization                           222,373         201,283
        Other selling, general and administrative             1,014,982       1,586,865
                                                           ------------    ------------
               Total selling, general and administrative
                  expenses                                    3,922,946       7,614,417
                                                           ------------    ------------
    Loss from operations                                     (1,371,161)     (3,224,083)
                                                           ------------    ------------
OTHER INCOME (EXPENSES):
    Equity in income of investees, net                           68,508         117,790
    Interest expense - affiliate                               (137,303)       (171,933)
    Other interest expense                                     (237,218)       (232,256)
    Other income, net                                             5,919         513,270
                                                           ------------    ------------
               Total other income (expenses)                   (300,094)        226,871
                                                           ------------    ------------
    Loss before income taxes                                 (1,671,255)     (2,997,212)
    Income tax expense                                           (4,752)             --
                                                           ------------    ------------
NET LOSS                                                     (1,676,007)     (2,997,212)

DIVIDENDS AND ACCRETION OF
    REDEEMABLE PREFERRED STOCK                               (1,292,143)     (1,177,673)
                                                           ------------    ------------
NET LOSS ATTRIBUTABLE TO COMMON STOCK                      $ (2,968,150)   $ (4,174,885)
                                                           ============    ============



                 The accompanying notes to financial statements are an integral part of these condensed consolidated statements.

                CLEARVISION LASER CENTERS, INC. AND SUBSIDIARIES

                 CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

                 FOR THE SIX MONTHS ENDED JUNE 30, 2001 AND 2000

                                   (Unaudited)

                                                                         2001           2000
                                                                     -----------    -----------
CASH FLOWS FROM OPERATING ACTIVITIES:
    Net loss                                                         $(1,676,007)   $(2,997,212)
    Adjustments to reconcile net loss to net cash
        from operating activities-
           Amortization of non-compete agreements
               and goodwill                                                   --        152,635
           Depreciation and amortization                               2,340,153      2,582,354
           Equity in income of investees                                 (68,508)      (117,790)
           Gain on disposal of fixed assets                              (31,140)            --
           Gain from Management and Services Agreement (Note 4)               --        (36,770)
           Warrants issued to non-employees                                4,650         31,863
           Non-cash compensation for employee warrants                        --         78,587
           Non-cash compensation for employee options                         --         18,750
    Effect of changes in operating assets and liabilities-
        Trade accounts receivable, net                                   225,465        557,762
        Other receivables                                                 87,188       (570,217)
        Prepaid royalty cards                                            (15,831)       681,780
        Other current assets                                             126,568        364,621
        Other non-current assets                                          21,675       (258,542)
        Accounts payable                                                 121,173       (572,191)
        Patient deposits                                                 (52,338)        (5,674)
        Accrued interest payable                                          71,803         23,375
        Accrued expenses                                                (269,569)      (384,091)
                                                                     -----------    -----------
               Net cash provided by (used in) operating activities       885,282       (450,760)
                                                                     -----------    -----------
CASH FLOWS FROM INVESTING ACTIVITIES:
    Purchase of property and equipment, net                              (69,070)    (1,638,119)
    Distribution from unconsolidated affiliates                          102,569         49,213
    Purchase of minority interest in subsidiary                               --       (439,572)
                                                                     -----------    -----------
               Net cash provided by (used in) investing activities        33,499     (2,028,478)
                                                                     -----------    -----------


                 The accompanying notes to financial statements are an integral part of these condensed consolidated statements.

                CLEARVISION LASER CENTERS, INC. AND SUBSIDIARIES

                 CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

                 FOR THE SIX MONTHS ENDED JUNE 30, 2001 AND 2000

                                   (Unaudited)

                                                              2001           2000
                                                          -----------    -----------
CASH FLOWS FROM FINANCING ACTIVITIES:
    Net repayments under working capital
        lines of credit and other payables - affiliate    $   (79,372)   $   (51,661)
Proceeds from long-term debt                                        -      3,000,000
    Payments on long-term debt and capital
        lease obligations                                  (1,118,482)    (3,148,919)
    Proceeds from exercise of options                               -         46,029
    Proceeds from exercise of warrants                              -        116,755
                                                          -----------    -----------
           Net cash used in financing activities           (1,197,854)       (37,796)
                                                          -----------    -----------
NET DECREASE IN CASH AND CASH EQUIVALENTS                    (279,073)    (2,517,034)

CASH AND CASH EQUIVALENTS, beginning of period              1,262,986      6,012,550
                                                          -----------    -----------
CASH AND CASH EQUIVALENTS, end of period                  $   983,913    $ 3,495,516
                                                          ===========    ===========
SUPPLEMENTAL DISCLOSURES OF CASH FLOW
    INFORMATION:
        Interest paid during the period                   $   302,718    $   380,814
                                                          ===========    ===========


SUPPLEMENTAL DISCLOSURES OF NON-CASH
    INVESTING AND FINANCING ACTIVITIES:
        Conversion of promissory notes to common stock    $    76,400    $         -
                                                          ===========    ===========
        Accretion of Series A-1 Preferred Stock           $   131,607    $   125,033
                                                          ===========    ===========
        Accrued dividends on Series A-1 Preferred Stock   $ 1,160,536    $ 1,052,640
                                                          ===========    ===========
        Dividend issue of Series A-1 Preferred Stock      $ 1,105,272    $   908,573
                                                          ===========    ===========


                 The accompanying notes to financial statements are an integral part of these condensed consolidated statements.

                CLEARVISION LASER CENTERS, INC. AND SUBSIDIARIES

               NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

                                   (Unaudited)


1.   NATURE OF ORGANIZATION:

ClearVision Laser Centers, Inc. (together with its subsidiaries, the "Company"), a Nevada corporation, was established in 1995 to develop and operate excimer laser vision correction centers throughout the United States. The Company's current operations are concentrated in the West Coast, Rocky Mountain, Midwest and Southern regions of the United States. The Company contracts with independent ophthalmologists and optometrists ("doctors") for the use of its centers. The excimer laser can be used to treat refractive optical disorders such as nearsightedness, farsightedness and astigmatism to eliminate or reduce the need for corrective lenses. For each of its owned centers, the Company manages the daily operations and provides all of the necessary services and equipment, other than those professional services performed by a doctor. In addition, the Company provides a broad range of related services, including doctor and staff training, technical support services and maintenance, and advertising and marketing programs and services.

Risks and Uncertainties

The Company competes with several other providers of fixed-site and mobile laser centers. The viability of the Company is dependent upon, among other things, the Company's ability to attract and retain commitments of doctors who perform laser vision correction procedures, and its ability to obtain new or enhanced medical devices or advanced technology as it is developed. The Company and its operations are subject to numerous federal, state and local laws, rules and regulations, many of which are subject to varying interpretations. As a result, the potential reach of the laws is uncertain, and some of the Company's activities could be challenged, which could require changes to certain of the Company's legal or fee structure or curtailment of certain of its business activities.

Liquidity and Capital Resources

Since its inception and through June 30, 2001, the Company has generated net losses totaling $18,265,392, including net losses of $1,676,007 and $2,997,212 for the six months ended June 30, 2001 and 2000, respectively. Beginning in the third quarter of 2000, management has implemented significant cost saving measures, including a reduction in the Company's workforce and consolidation of Company facilities. Additionally, the Company has explored various financing options and strategic relationships (Note 6). The Company generated cash from operations of $885,282 for the six month period ended June 30, 2001 as compared to a net use of cash from operations of $(450,760) for the six month period ended June 30, 2000.

The auditors' report on the Company's financial statements as of, and for the year ended, December 31, 2000, expressed substantial doubt regarding the Company's ability to continue as a going concern due to its continuing losses and its net capital deficiency.

2.   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:

Basis of Presentation

The accompanying unaudited condensed consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States and with the instructions to Form 10-Q and Article 10 of Regulation S-X for interim financial information. Accordingly, these statements do not include all of the information and footnotes required by accounting principles generally accepted in the United States for complete financial statements. In the opinion of management, all adjustments (consisting of normal recurring adjustments) considered necessary for a fair presentation have been included. All significant intercompany accounts and transactions have been eliminated in consolidation. Operating results for the six months ended June 30, 2001 are not necessarily indicative of the results that may be expected for the year ending December 31, 2001. These financial statements should be read in conjunction with the Company's audited consolidated financial statements and footnotes thereto for the year ended December 31, 2000.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses for each reporting period. Actual results could differ from those estimates.

Investments in Unconsolidated Affiliates

The Company accounts for its investments in less than 50% owned entities using the equity method of accounting. Under the equity method of accounting, the Company recognizes, in its financial statements, its proportionate share of the income and losses of each investee. The Company's investment balances represent its initial investments, adjusted for its proportionate share of the investees' income or losses and distributions received from the investees. The Company's investments consist of the following (together, "the LeaseCos"):

Colorado Excimer Leasing-1, LLC    CEL, a limited liability company, was formed
                                   in February 1995. As of June 30, 2001 and
                                   December 31, 2000, the Company owned a 37.3% interest in CEL.

Utah Excimer Leasing, LLC          UEL, a limited liability company, was formed
                                   in September 1995. As of June 30, 2001 and
                                   December 31, 2000, the Company owned a 49.1% interest in UEL.

Southern Colorado Excimer          SCEL, a limited liability company, was formed
Leasing, LLC                       in October 1995. LLC As of June 30, 2001 and
                                   December 31, 2000, the Company owned an 18% interest in SCEL.

The LeaseCos were formed primarily to raise capital for the acquisition of lasers and other equipment used by the Company. Certain individual doctors who utilize the Company's centers hold the ownership interest in each of the LeaseCos that is not held by the Company. The LeaseCos obtained third-party lease financing for lasers and other equipment, which were then leased to the Company for use in its centers.

Impairment of Long-Lived Assets

The Company reviews its long-lived assets for impairment whenever events or changes in circumstances indicate the carrying amount of an asset may not be recoverable from future undiscounted cash flows. Impairment losses are recorded for the difference between the carrying value and the fair value of the long-lived asset. The laser vision correction industry has experienced a significant increase in competition; including competition from discount providers, which has had a material negative impact on the Company's results of operations since the second half of 2000. Due to the expected continuing effects of the increased competition, management evaluated the carrying value of its long-lived assets and recorded an impairment as of December 31, 2000, of $683,131 related to its non-compete agreements and goodwill. These intangible assets were evaluated in combination with, and based on, the fair value of related long-lived assets. The estimated fair values of the Company's long-lived assets were based on recent market transactions. For the six month period ended June 30, 2000, amortization expense related to goodwill and non-compete agreements totaled approximately $153,000.

Income Taxes

The Company uses the liability method for measuring and recognizing income taxes. Deferred income tax assets and liabilities are recognized for the expected future income tax consequences of temporary differences between the financial reporting and income tax bases of assets, liabilities and carryforwards. Deferred tax assets are reduced, if necessary, by a valuation allowance for the amount of any net deferred tax asset which, more likely than not based on current circumstances, is not expected to be realized. The Company recorded a valuation allowance sufficient to fully offset net deferred tax assets arising during the six-month periods ended June 30, 2001 and 2000, due to the uncertainty regarding realization of those deferred tax assets. Based on continuing losses through December 31, 2000 and the projected losses for 2001 , the Company increased its valuation allowance to $6,958,000 to fully offset its deferred tax assets as of December 31, 2000.

The components of the (provision for) benefit from income taxes for the six-month periods ended June 30, 2001 and 2000, are as follows:

                                                        2001             2000
                                                     ---------        ---------
Current (provision) benefit:
   Federal                                           $      --        $      --
   State                                                (4,752)              --
                                                     ---------        ---------
   Current (provision) benefit                          (4,752)              --

Deferred (provision) benefit:
   Federal                                             568,000          869,000
   State                                                67,000          120,000
Change in valuation allowance                         (635,000)        (989,000)
                                                     ---------        ---------
Deferred tax (provision) benefit                            --               --
                                                     ---------        ---------
   Total (provision) benefit                         $  (4,752)       $      --
                                                     =========        =========

3.   PROPERTY AND EQUIPMENT:

Property and equipment consists of the following:

                                        Life         June 30,        December 31,
                                     (In Years)        2001              2000
                                                   ------------    ------------
Lasers and medical equipment              3        $ 14,793,750    $ 15,329,470
Laser transport systems                   3             991,362         991,362
Computers and office equipment            3           1,386,909       1,401,516
Furniture and fixtures                    5             491,728         499,617
Leasehold improvements                    5           1,033,079         928,477
Work in process                                              --          16,368
                                                   ------------    ------------
                                                     18,696,828      19,166,810
Accumulated depreciation
     and amortization                               (13,730,015)    (12,036,452)
                                                   ------------    ------------
Property and equipment, net                        $  4,966,813    $  7,130,358
                                                   ============    ============


4.   DEBT:

On February 14, 2000, the Company obtained a $10,000,000 credit facility ("Facility"). The Facility consists of: i) a $3,000,000 term loan ("Term Loan") drawn and used to refinance the existing line of credit and refinance certain capital lease obligations and ii) a currently unused $7,000,000 revolving credit loan ("Revolver"). The Facility bears a floating annual interest rate at the prime rate plus 1.75% on outstanding balances and a fee of 0.5% per annum on the unused portion of the Revolver, payable monthly. The Facility is secured by substantially all of the Company's assets. The Term Loan is payable in forty-eight equal monthly installments beginning February 1, 2001. Draws and/or repayments on the Revolver can be made monthly through February 14, 2002, at which time the Revolver converts to a senior amortizing term loan, payable in thirty-six equal monthly payments (based on a twenty year amortization) with a balloon payment due on February 13, 2005. The Revolver can be used for general working capital purposes up to $2,000,000, purchases of equipment and acquisitions subject to the Company meeting certain financial and non-financial covenants. The Facility contains financial covenants that require the Company to maintain Senior Debt Service Coverage and Total Debt Service Coverage Ratios, as defined, of 1.35 to 1; a Senior Debt to Adjusted EBITDA Ratio, as defined, of no more than 3 to 1 and a Minimum Tangible Net Worth, as defined, of at least $2,970,000.

As of June 30, 2001 and December 31, 2000, the Company was not in compliance with certain Facility covenants and the Company is not currently permitted to request draws under the Revolver. The entire outstanding balance under the Term loan of $2,785,714 and $3,000,000 is classified as a current liability in the accompanying consolidated balance sheets as of June 30, 2001 and December 31, 2000, respectively, based on the lender's right to demand repayment. Additionally, the interest rate on the outstanding balance of the Term Loan was increased by 2% per annum effective March 1, 2001 due to the defaults existing for certain facility covenants.

Total long-term debt consists of the following:

                                                                                   June 30,      December 31,
                                                                                     2000            2001
                                                                                 -----------      -----------
Term Loan                                                                        $ 2,785,714      $ 3,000,000
Revolving lines of credit - affiliate                                                 10,295           69,667
Note payable to UEL; interest at 8.5% per annum; principal due in four equal
   payments through September 2001; interest due in September 2001                   100,000          200,000
Note payable to a director and former officer; interest at 10% per annum;
   principal and interest due quarterly through October 2006                         725,569          748,713
Note payable; interest at 12% per annum; principal and interest
   due in 60 monthly payments through October 2005                                    23,795           25,040
Note payable; interest at 10.5% per annum; principal and interest
   due in 36 monthly payments through December 2003                                   65,271                -
Notes payable to four related parties and former officers for escrow releases; interest at a rate of 10% per annum, principal and interest due in October 2006, or earlier upon a change in control or 91 days after payment in full of all amounts due under the Facility; subordinate
   to the Facility                                                                   889,000          909,000
Note payable to financing company; interest at a rate of 9.7% per
   annum; principal and interest due monthly through April 2001                            -           84,459
                                                                                 -----------      -----------
           Total                                                                   4,599,644        5,036,879

Less - Current portion                                                            (3,054,523)      (3,471,850)
                                                                                 -----------      -----------
Long-term debt, net of current portion                                           $ 1,545,121      $ 1,565,029
                                                                                 ===========      ===========

5.       LEASES:

The Company leases its corporate offices and certain laser center facilities under non-cancelable operating leases. In 2001, the Company amended its operating lease for its corporate offices to terminate October 31, 2001.

Assets under capital leases totaled approximately $4,153,000 and $4,291,000 with total net book value of $885,000 and $1,438,000, respectively, at June 30, 2001 and December 31, 2000, and are included in property and equipment in the accompanying consolidated balance sheets. Depreciation of leased assets was approximately $511,000 and $694,000 for the six month periods ended June 30, 2001 and 2000, respectively.

The following is a summary of future minimum lease payments under capital leases and operating leases having an initial or remaining non-cancelable term of one year or more as of June 30, 2001.

                                                                Capital         Operating
                                                                Leases           Leases
                                                            -------------      ------------
         Year Ending June 30,
              2002                                          $   1,593,111      $  1,613,844
              2003                                                 40,846         1,285,854
              2004                                                      -         1,090,982
              2005                                                      -           777,534
              2006                                                      -           404,787
              Thereafter                                                -           365,188
                                                            -------------      ------------
              Total minimum lease payments                      1,633,957      $  5,538,189
                                                                               ============
              Less - amount representing interest                (211,172)
                                                            -------------
              Present value of minimum lease payments           1,422,785
              Current maturities of capitalized
                 lease obligations                             (1,385,250)
                                                            -------------
              Capitalized lease obligations                 $      37,535
                                                            =============


6.       RECONCILIATION TO CANADIAN GENERALLY ACCEPTED ACCOUNTING PRINCIPLES:

The financial statements have been prepared in accordance with accounting principles generally accepted in the United States (U.S. GAAP). Any differences in Canadian generally accepted accounting principles (Canadian GAAP) as they pertain to the Company's financial statements are not material except as follows:

(a) Under Canadian GAAP, the proceeds from the issuance of the Company's convertible debt in December 1996 and January 1997 should be allocated between the liability and the equity (conversion right) components of the security. The equity component has been computed as the amount of discount that should be applied to the convertible debt to reflect an effective annual rate of 10.5% over the seven-year term of the convertible notes. This 10.5% effective rate approximates the Company's borrowing rate on other issuances of non-convertible debt in 1997. Upon conversion in March 1999, the unamortized discount was included in the reclassification of debt to equity.

(b) Under Canadian GAAP, the repurchase price of equity securities is charged against equity first to the extent of the related par value and additional paid-in capital with any excess purchase price charged to accumulated deficit. In connection with the Company's recapitalization transaction, the cost in excess of the par value of common shares acquired was charged entirely to additional paid-in capital as permitted under U.S. GAAP. Accordingly, the stockholders' equity accounts presented below under Canadian GAAP reflect the reclassification of part of the repurchase price from additional paid-in capital to accumulated deficit.

(c) Under Canadian GAAP, the Company is not required to recognize in its financial statements the compensation expense for stock-based awards to employees. Therefore, the compensation expense recorded for options and warrants issued to employees should be reversed for purposes of reconciliation to Canadian GAAP.

                                                       2001              2000
                                                    -----------      -----------
Net income (loss) under U.S. GAAP                   $(1,676,007)     $(2,997,212)
Canadian GAAP Adjustments:
   Reversal of compensation expense:
     Non-cash compensation expense for
       options and warrants issued to employees               -           97,337
                                                    -----------      -----------
Net income (loss) under Canadian GAAP               $(1,676,007)     $ 2,899,875
                                                    ===========      ===========


The following table presents the balance sheet items that vary under U.S. GAAP and Canadian GAAP as of June 30, 2001 and December 31, 2000, stated in Canadian
GAAP:

                                           June 30, 2001     December 31, 2000
                                           -------------     -----------------
Series A-2 convertible preferred stock     $ 27,468,024      $      27,468,024
Common stock                                      2,220                  2,220
Additional paid-in capital                      633,220                633,220
Warrants outstanding                          2,898,603              2,893,953
Common stock held on treasury                (1,302,300)            (1,302,300)
Accumulated deficit                         (56,467,795)           (53,499,645)
                                           ------------      -----------------
Total stockholders' deficit                $(26,768,028)     $     (23,804,528)
                                           ============      =================


7.       SUBSEQUENT EVENTS:

On August 31, 2001, the Company sold substantially all assets and certain liabilities (the "Transaction") to Laser Vision Centers, Inc., ("Laser Vision") a publicly traded company in the refractive laser access business based in St. Louis, Missouri. Laser Vision paid an aggregate of approximately $4,882,000 in cash and issued 2,129,085 shares of restricted stock for the net assets acquired. An aggregate of 750,000 shares of the restricted stock issued was deposited in an escrow account for one year to be available to satisfy additional purchase price adjustments that may arise as set forth and defined in the Asset Purchase Agreement. The cash received will be distributed to the Company in the amount of $266,079 for the payout of severance to terminated employees, $375,000 for Transaction expenses and $197,229 for future ongoing operation costs. Finova Capital Corporation will receive $2,802,012 in satisfaction of all indebtedness of the Company under the Facility (Note 4). Certain related party creditors will receive $37,500 from Laser Vision proceeds and $18,750 from the Company in full satisfaction of $82,169 of outstanding obligations. Other related party creditors will receive a combination of cash of $769,784 and an amount equal to the value of an established number of shares of LVCI stock held by the Company to be paid within 90 days of the first anniversary of the Transaction in full satisfaction of $1,624,177 of outstanding obligations. The unconsolidated affiliate, Colorado Excimer Leasing-1, LLC, will receive $202,750 in full satisfaction of $883,856 of outstanding obligations and ClearVision will waive its ownership rights to any future distributions of CEL. CEL will also receive $162,500 in exchange for certain equipment. In addition, Utah Excimer Leasing, LLC will receive $69,388 in full satisfaction of approximately $136,323 of outstanding obligations and ClearVision will waive its ownership rights to any future distributions of UEL.

Following the settlement of remaining obligations, it is the intent of the Board of Directors to dissolve the Company.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, LVCI has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: March 1, 2002

                                           LASER VISION CENTERS, INC.



                                           By  /s / Robert W. May
                                               ---------------------------------
                                               Robert W. May
                                               Vice Chairman and General Counsel

                                  EXHIBIT INDEX

Exhibit No.                        Description
-----------                        -----------

   2.1* Asset Purchase Agreement, dated as of August 9, 2001, by and among Laser Vision Centers, Inc., ClearVision Laser Centers, Inc., ClearVision Laser Centers - Western, LLC, ClearVision Laser Centers - Sunshine, LLC, ClearVision Laser Centers - Peachtree, LLC, ClearVision Laser Centers - Pacific Northwest, LLC, ClearVision Laser Centers - Keystone, LLC, ClearVision Laser Centers - Chesapeake, LLC, ClearVision Laser Centers - Great Lakes, LLC and ClearVision Laser Centers - Rocky Mountain, LLC.

   2.2* Escrow Agreement, dated as of August 31, 2001, by and among Laser Vision Centers, Inc., ClearVision Laser Centers, Inc., ClearVision Laser Centers - Western, LLC, ClearVision Laser Centers - Sunshine, LLC, ClearVision Laser Centers - Peachtree, LLC, ClearVision Laser Centers - Pacific Northwest, LLC, ClearVision Laser Centers - Keystone, LLC, ClearVision Laser Centers - Chesapeake, LLC, ClearVision Laser Centers - Great Lakes, LLC, ClearVision Laser Centers - Rocky Mountain, LLC and A.G. Edwards Trust Company FSB.

   2.3* Registration Rights Agreement, dated as of August 31, 2001, by and among Laser Vision Centers, Inc. and ClearVision Laser Centers, Inc.

   23**       Consent of Arthur Andersen LLP.






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* Previously filed as exhibits to the Registrant's Current Report on Form 8-K filed on September 9, 2001.

**       Filed herewith.